                                                                EXHIBIT 99.2


                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                     OF

                  HILLSIDE INVESTORS, LTD. AND SUBSIDIARIES

                      DECEMBER 31, 2003, 2002 AND 2001




                        Independent Auditors' Report
                        ----------------------------

The Boards of Directors
CIB Marine Bancshares, Inc. and
First Banks, Inc.:

    We have audited the accompanying consolidated balance sheets of Hillside Investors, Ltd. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hillside Investors, Ltd. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

    As discussed in Note 23, all of the common stock of Hillside Investors, Ltd. was sold in a cash sale on November 30, 2004 to First Banks, Inc. of St. Louis, Missouri.

    As discussed in Note 1 to the consolidated financial statements, effective January 1, 2002 the Company adopted Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, and Statement of Financial Accounting Standard No. 147 Acquisitions of Certain Financial Institutions.


                                 /s/ KPMG LLP

Milwaukee, Wisconsin
March 25, 2005



                                            HILLSIDE INVESTORS, LTD.
                           (A WHOLLY-OWNED SUBSIDIARY OF CIB MARINE BANCSHARES, INC.)
                                          CONSOLIDATED BALANCE SHEETS

                                                                   (UNAUDITED)
                                                                  SEPTEMBER 30,           DECEMBER 31,
                                                                  -------------- ------------------------------
                                                                      2004            2003            2002
                                                                  -------------- --------------- --------------
                                                                             (DOLLARS IN THOUSANDS)
      ASSETS
      Cash and cash equivalents:
        Cash and due from banks...................................$      14,904  $       18,950  $      74,837
        Federal funds sold........................................       97,616           2,470         20,861
                                                                  -------------- --------------- --------------
             Total cash and cash equivalents......................      112,520          21,420         95,698

      Securities:
        Available for sale, at fair value.........................      389,240         264,784        216,554
        Held to maturity (fair value of $16,968,
           $18,817 and $31,667, respectively).....................       16,067          17,792         30,636
                                                                  -------------- --------------- --------------
             Total securities.....................................      405,307         282,576        247,190
      Loans.......................................................      724,741       1,138,817      1,313,855
        Allowance for loan losses.................................      (38,115)        (55,490)       (30,270)
                                                                  -------------- --------------- --------------
           Net loans..............................................      686,626       1,083,327      1,283,585
      Premises and equipment, net.................................       11,875          12,429         11,873
      Accrued interest receivable.................................        4,352           6,139          8,405
      Goodwill....................................................        2,156           2,156         12,140
      Other intangible assets, net................................          785             982          1,693
      Foreclosed properties.......................................        1,884          37,688            750
      Assets of companies held for disposal.......................       12,684          26,557         73,274
      Other assets................................................       19,820          26,508         10,856
                                                                  -------------- --------------- --------------
             Total Assets.........................................$   1,258,009  $    1,499,782  $   1,745,464
                                                                  ============== =============== ==============
      LIABILITIES AND STOCKHOLDER'S EQUITY
      Deposits:
        Noninterest-bearing demand................................$      55,658  $       87,177  $      79,675
        Interest-bearing demand...................................       23,928          24,567         15,512
        Savings...................................................      195,594         275,270        235,114
        Time......................................................      866,279         927,399        942,072
                                                                  -------------- --------------- --------------
             Total deposits.......................................    1,141,459       1,314,413      1,272,373
      Short-term borrowings.......................................        7,637          49,619        224,867
      Long-term borrowings........................................       30,008          30,526         31,391
      Accrued interest payable....................................        3,307           3,367          4,330
      Liabilities of companies held for disposal..................       10,181          21,453         50,934
      Other liabilities...........................................       10,124          23,915          6,509
                                                                  -------------- --------------- --------------
             Total Liabilities....................................    1,202,716       1,443,293      1,590,404

      STOCKHOLDER'S EQUITY
      Common stock, no par value; 200,000 shares authorized;
        103,100 shares issued and outstanding.....................            -               -              -
      Capital surplus.............................................      103,139         103,139        103,139
      Retained earnings (deficit).................................      (47,106)        (46,099)        50,997
      Accumulated other comprehensive income (loss), net..........         (740)           (551)           924
                                                                  -------------- --------------- --------------
             Total Stockholder's Equity...........................       55,293          56,489        155,060
                                                                  -------------- --------------- --------------
             Total Liabilities and Stockholder's Equity...........$   1,258,009  $    1,499,782  $   1,745,464
                                                                  ============== =============== ==============

                          See accompanying Notes to Consolidated Financial Statements



                                     2


                                                      HILLSIDE INVESTORS, LTD.
                                     (A WHOLLY-OWNED SUBSIDIARY OF CIB MARINE BANCSHARES, INC.)
                                               CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                (UNAUDITED)
                                                       NINE MONTHS ENDED SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                      -------------------------------- --------------------------------------------
                                                           2004            2003             2003            2002          2001
                                                      --------------- ---------------- ---------------  ------------- -------------
                                                                                 (DOLLARS IN THOUSANDS)
      INTEREST AND DIVIDEND INCOME
      Loans...........................................$       39,368  $        63,016  $       80,626   $     89,789  $     86,558

      Securities:
        Taxable.......................................         4,740            3,881           5,357          7,479        10,467
        Tax-exempt....................................           674              766           1,009          1,106         1,144
        Dividends.....................................           242              174             243            177           151
      Federal funds sold..............................           503              429             464            473           585
                                                      --------------- ---------------- ---------------  ------------- -------------
          Total interest and dividend income..........        45,527           68,266          87,699         99,024        98,905
                                                      --------------- ---------------- ---------------  ------------- -------------
      INTEREST EXPENSE
      Deposits........................................        22,703           27,254          35,280         40,459        46,552
      Short-term borrowings...........................           928            1,619           1,874          3,633         5,786
      Long-term borrowings............................           274              269             353            509         1,454
                                                      --------------- ---------------- ---------------  ------------- -------------
          Total interest expense......................        23,905           29,142          37,507         44,601        53,792
                                                      --------------- ---------------- ---------------  ------------- -------------
      Net interest income.............................        21,622           39,124          50,192         54,423        45,113
      Provision for credit losses.....................         5,244           95,342         113,183         24,339         7,627
                                                      --------------- ---------------- ---------------  ------------- -------------
          Net interest income (loss) after provision
            for credit losses.........................        16,378          (56,218)        (62,991)        30,084        37,486
                                                      --------------- ---------------- ---------------  ------------- -------------
      NONINTEREST INCOME
      Loan fees.......................................         1,460              940           1,274          1,744         2,516
      Deposit service charges.........................         1,021            1,264           1,662          1,620         1,321
      Other service fees..............................           278              266             355            295           217
      Other income....................................           951              987           1,166          1,321         1,262
      Gain on sale of investment securities, net......             -                -               -          1,430         2,818
                                                      --------------- ---------------- ---------------  ------------- -------------
          Total noninterest income....................         3,710            3,457           4,457          6,410         8,134
                                                      --------------- ---------------- ---------------  ------------- -------------
      NONINTEREST EXPENSE

      Compensation and employee benefits..............         6,352            7,434           9,873          8,657         7,278
      Equipment.......................................           574              544             747            768           708
      Occupancy and premises..........................         1,414            1,385           1,666          1,358         1,391
      Professional services...........................         6,006            3,683           5,691          4,243         3,498
      Write down and losses on assets.................         1,277            1,359           3,728              -             -
      Goodwill and other intangible assets impairment.             -                -          14,359              -             -
      Other expense...................................         9,348            5,765           9,498          6,629         5,563
                                                      --------------- ---------------- ---------------  ------------- -------------
          Total noninterest expense...................        24,971           20,170          45,562         21,655        18,438
                                                      --------------- ---------------- ---------------  ------------- -------------
      Income (loss) from continuing operations
          before income taxes.........................        (4,883)         (72,931)       (104,096)        14,839        27,182
      Income tax expense (benefit)....................             -           (8,034)        (11,068)         5,036         9,135
                                                      --------------- ---------------- ---------------  ------------- -------------
          INCOME (LOSS) FROM CONTINUING OPERATIONS            (4,883)         (64,897)        (93,028)         9,803        18,047

      Discontinued operations
        Pre-tax income (loss) from operations of
         companies held for disposal.................          3,876           (4,318)         (3,205)          (755)            -
        Income tax expense...........................              -            1,372             863            121             -
                                                      --------------- ---------------- ---------------  ------------- -------------
          Income (loss) from discontinued operations..         3,876           (5,690)         (4,068)          (876)            -
                                                      --------------- ---------------- ---------------  ------------- -------------
          NET INCOME (LOSS)...........................$       (1,007) $       (70,587) $      (97,096)  $      8,927  $     18,047
                                                      =============== ================ ===============  ============= =============


                                    See accompanying Notes to Consolidated Financial Statements



                                     3


                                              HILLSIDE INVESTORS, LTD.
                             (A WHOLLY-OWNED SUBSIDIARY OF CIB MARINE BANCSHARES, INC.)
                                  CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY


                                           COMMON STOCK
                                       ----------------------                            ACCUMULATED
                                                                           RETAINED         OTHER
                                                      STATED    CAPITAL    EARNINGS     COMPREHENSIVE
                                         SHARES       VALUE     SURPLUS    (DEFICIT)    INCOME (LOSS)       TOTAL
                                       -----------  --------- ----------- ----------- ----------------  -----------
                                                                     (DOLLARS IN THOUSANDS)

BALANCE, DECEMBER 31, 2000.........       103,100   $      -  $   85,939  $   25,930  $         1,131   $  113,000
                                       ===========  ========= =========== =========== ================  ===========
Comprehensive income:
Net income.........................             -          -           -      18,047                -       18,047
Other comprehensive income:
  Unrealized securities holding
   gains arising during the period.             -          -           -           -            2,296        2,296
  Reclassification adjustment for
   investment security gains
   included in net income..........             -          -           -           -           (2,818)      (2,818)
  Income tax effect................             -          -           -           -              207          207
                                                                                                        -----------
       Total comprehensive income..                                                                         17,732
Capital injection from parent......             -          -       7,500           -                -        7,500
Dividends paid to parent...........             -          -           -        (807)               -         (807)
                                       -----------  --------- ----------- ----------- ----------------  -----------
BALANCE, DECEMBER 31, 2001.........       103,100   $      -  $   93,439  $   43,170  $           816   $  137,425
                                       ===========  ========= =========== =========== ================  ===========
Comprehensive income:
Net income.........................             -          -           -       8,927                -        8,927
Other comprehensive income:
  Unrealized securities holding
   gains arising during the period.             -          -           -           -            1,759        1,759
  Reclassification adjustment for
   investment security gains
   included in net income..........             -          -           -           -           (1,430)      (1,430)
  Income tax effect................             -          -           -           -             (130)        (130)
  Foreign currency translation
   adjustment......................                                                               (91)         (91)
                                                                                                        -----------
       Total comprehensive income..                                                                          9,035
Capital injection from parent......             -          -       9,700           -                -        9,700
Dividends paid to parent...........             -          -           -      (1,100)               -       (1,100)
                                       -----------  --------- ----------- ----------- ----------------  -----------
BALANCE, DECEMBER 31, 2002.........       103,100   $      -  $  103,139  $   50,997  $           924   $  155,060
                                       ===========  ========= =========== =========== ================  ===========
Comprehensive loss:
Net loss...........................             -          -           -     (97,096)               -      (97,096)
Other comprehensive income (loss):
  Unrealized securities holding
   losses arising during the period             -          -           -           -           (2,233)      (2,233)
  Income tax effect................             -          -           -           -              667          667
  Foreign currency translation
   adjustment......................                                                                91           91
                                                                                                        -----------
       Total comprehensive loss....                                                                        (98,571)
                                       -----------  --------- ----------- ----------- ----------------  -----------
BALANCE, DECEMBER 31, 2003.........       103,100   $      -  $  103,139  $  (46,099) $          (551)  $   56,489
                                       ===========  ========= =========== =========== ================  ===========
Comprehensive loss:
Net loss (unaudited)...............             -          -           -      (1,007)               -       (1,007)
Other comprehensive loss:
  Unrealized securities holding
   losses arising during the period
   (unaudited).....................             -          -           -           -             (189)        (189)
                                                                                                        -----------
       Total comprehensive loss
        (unaudited)................                                                                         (1,196)
                                       -----------  --------- ----------- ----------- ----------------  -----------
BALANCE, SEPTEMBER 30, 2004
(UNAUDITED)                               103,100   $      -  $  103,139  $  (47,106) $         (740)   $   55,293
                                       ===========  ========= =========== =========== ================  ===========


                            See accompanying Notes to Consolidated Financial Statements


                                     4

                                                      HILLSIDE INVESTORS, LTD.
                                     (A WHOLLY-OWNED SUBSIDIARY OF CIB MARINE BANCSHARES, INC.)
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    (UNAUDITED)
                                                                 NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                 YEARS ENDED DECEMBER 31,
                                                             --------------------------- ----------------------------------------
                                                                  2004         2003           2003         2002          2001
                                                             ------------- ------------  ------------- ------------  ------------
                                                                                    (DOLLARS IN THOUSANDS)
  CASH FLOWS FROM OPERATING ACTIVITIES
  Income (loss) from continuing operations...................$     (4,883) $   (64,897)  $    (93,028) $     9,803   $    18,047
  Net income (loss) from discontinued operations.............       3,876       (5,690)        (4,068)        (876)            -
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
      Deferred loan fee amortization.........................      (1,555)      (4,801)        (4,955)      (6,571)       (6,869)
      Depreciation and other amortization....................       2,275        3,558          4,600        3,169         1,622
      Stock dividends received on FHLB stock.................        (181)        (220)          (287)        (178)         (145)
      Provision for credit losses............................       5,244       95,342        113,183       24,339         7,627
      Deferred tax expense (benefit).........................           -            -           (413)      (4,685)        9,702
      Goodwill impairment....................................           -            -         14,359            -             -
      Write down and losses on assets........................       1,277        1,359          3,728            -             -
      Gain on sale of investment securities..................           -            -              -       (1,430)       (2,818)
      (Increase) decrease in interest receivable
        and other assets.....................................       1,118      (25,245)        (8,386)      (4,622)        7,193
      Increase (decrease) in interest payable
        and other liabilities................................      (7,041)      42,812         21,086        2,641        (1,643)
                                                             ------------- ------------  ------------- ------------  ------------
        Net cash provided by operating activities............         130       42,218         45,819       21,590        32,716
                                                             ------------- ------------  ------------- ------------  ------------
  CASH FLOWS FROM INVESTING ACTIVITIES
      Maturities of securities available for sale............     744,835       84,802        109,467      123,250       561,155
      Maturities of securities held to maturity..............       1,670        9,502         13,367       15,448        36,808
      Purchase of securities available for sale..............    (893,596)    (140,163)      (181,675)    (213,517)     (499,750)
      Purchase of securities held to maturity................           -         (850)        (1,067)      (9,202)      (23,396)
      Proceeds from sales of securities available for sale...           -            -              -       76,396        61,681
      Repayments of mortgage-backed securities
        held to maturity.....................................          47          468            566          809         1,886
      Repayments of mortgage-backed securities
        available for sale...................................      38,038       81,623         92,129       47,824        17,341
      Purchase of mortgage-backed securities
        available for sale...................................     (15,007)     (73,198)       (73,198)     (95,987)      (98,840)
      Net increase in other investments......................        (146)      (1,529)        (1,529)           -             -
      Capital injection from parent company..................           -            -              -        9,700         7,500
      Dividends paid to parent company.......................           -            -              -       (1,100)         (807)
      Net (increase) decrease in loans.......................     386,448       34,553         64,062     (105,592)     (343,812)
      (Increase) decrease in net assets of companies
        held for disposal....................................       2,601         (642)        17,327      (15,853)       (6,628)
      Proceeds from sale of foreclosed properties............       9,698          755            755          978           575
      Proceeds from sale of loans held for sale..............       6,555            -              -            -             -
      Proceeds from sale of assets...........................          10            -              -            -             -
      Capital expenditures...................................           -         (921)        (1,286)        (919)       (2,957)
                                                             ------------- ------------  ------------- ------------  ------------
        Net cash provided by (used in) investing activities..     281,153       (5,600)        38,918     (167,765)     (289,244)
                                                             ------------- ------------  ------------- ------------  ------------
  CASH FLOWS FROM FINANCING ACTIVITIES
      Increase (decrease) in deposits........................    (173,388)      11,617         42,920      241,151       119,673
      Proceeds from long-term borrowings.....................           -            -              -            -         7,500
      Repayments of long-term borrowings.....................           -            -              -       (7,500)            -
      Net increase (decrease) in short-term borrowings.......     (16,795)    (114,270)      (201,935)       1,386       118,295
                                                             ------------- ------------  ------------- ------------  ------------
        Net cash provided by (used in) financing activities..    (190,183)    (102,653)      (159,015)     235,037       245,468
                                                             ------------- ------------  ------------- ------------  ------------
  Net increase (decrease) in cash and cash equivalents.......      91,100      (66,035)       (74,278)      88,862       (11,060)
  Cash and cash equivalents, beginning of year...............      21,420       95,698         95,698        6,836        17,896
                                                             ------------- ------------  ------------- ------------  ------------
  Cash and cash equivalents, end of year.....................$    112,520  $    29,663   $     21,420  $    95,698   $     6,836
                                                             ============= ============  ============= ============  ============

                                     5

                                                                    (UNAUDITED)
                                                                 NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                 YEARS ENDED DECEMBER 31,
                                                             --------------------------- ----------------------------------------
                                                                  2004         2003           2003         2002          2001
                                                             ------------- ------------  ------------- ------------  ------------
                                                                                    (DOLLARS IN THOUSANDS)
  SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid (received) during the year for:
    Interest.................................................$     23,965  $    29,941   $     38,470  $    44,829   $    54,649
    Income taxes.............................................      (6,844)       2,797          2,933       11,568           493
  SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES
   Transfers of loans to foreclosed properties...............$          -  $     1,850   $     13,221  $       370   $     1,993
   Increase in foreclosed properties and short-term
    borrowings from first mortgage assumed...................$          -  $         -   $     26,687  $         -   $         -
   Decrease in foreclosed properties and short-term
    borrowings on property transfer to first mortgage lender.$     25,187  $         -   $          -  $         -   $         -
   Transfers of loans to loans held for sale.................$      6,564  $         -   $          -  $         -   $         -
   Net assets of businesses acquired through loan
    collection activities....................................$          -  $         -   $          -  $     9,695   $         -


                                   See accompanying Notes to Consolidated Financial Statements

                          HILLSIDE INVESTORS, LTD.
         (A WHOLLY-OWNED SUBSIDIARY OF CIB MARINE BANCSHARES, INC.)
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    Hillside Investors, Ltd. is a one bank holding company and is a wholly-owned subsidiary of CIB Marine Bancshares, Inc. ("CIB Marine"). References to "Hillside" include the subsidiaries of Hillside Investors, Ltd. unless otherwise specified. The primary sources of revenue are providing loans to small and middle-market business customers and the investment in securities. Hillside owns 100% of CIB Bank, which offers a competitive range of deposit and other financial products to its customers. Offices and, generally, customers are located in the Chicago, Illinois market. Hillside's subsidiary, CIB Construction, LLC ("CIB Construction") has an 84% interest in Canron Corporation ("Canron"), a steel fabrication and erection company which had operations in the United States, Canada and Mexico. Canron was acquired as a result of collection activities, as was MICR, Inc ("MICR"), a manufacturer of payment processing systems, and CIB Marine Commercial Finance, LLC ("Commercial Finance"), which engaged in factoring receivables. In the second quarter of 2004, substantially all the assets of Commercial Finance were sold and in the fourth quarter of 2004 (unaudited) the company was dissolved.

    The accounting and reporting policies of Hillside conformed to accounting principles generally accepted in the United States of America. Hillside and its subsidiaries utilize the accrual basis of accounting.

    The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and reflect all adjustments which are necessary to present fairly Hillside's financial condition, results of operations and cash flows. Certain information and footnote disclosures have been omitted or abbreviated.

CONSOLIDATION

    The consolidated financial statements include the accounts of Hillside and its wholly-owned and majority owned subsidiaries including companies which are held for disposal. All significant intercompany balances and transactions have been eliminated. Minority interest in Canron is immaterial to the consolidated financial statements and is included in liabilities of companies held for disposal.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates used in the preparation of the consolidated financial statements are based on various factors, including the current interest rate environment and the general strength of the local economy. Changes in these factors can significantly affect Hillside's net interest income and the value of its recorded assets and liabilities.

CASH FLOWS

    For purposes of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the consolidated balance sheet captions "Cash and Due from Banks" and "Federal Funds Sold," all of which mature within ninety days.

OTHER INVESTMENTS

    Investments in equity investments which are not readily marketable are accounted for using the equity method when Hillside's ownership is at least 20% in a corporate entity, but less than a controlling interest. Investments which fall below the specified interests are accounted for using the cost method.

    The equity method of accounting requires Hillside to record its proportionate share of income or loss as an increase or decrease in its investment and a corresponding gain or loss in noninterest income. Cash dividends or other distributions received by Hillside are recorded as reductions in the carrying amount of the investment.

    An impairment loss is recognized in noninterest expense when there is a decline in value that is considered other than temporary.

SECURITIES HELD TO MATURITY

    Bonds, notes and certain debt securities which Hillside has the positive intent and ability to hold to maturity are reported at cost and adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Impairments in the value of securities held to maturity which are other than temporary are accounted for as a realized loss.

SECURITIES AVAILABLE FOR SALE

    Available for sale securities consist of equity securities, bonds, notes and other debt securities not classified as held to maturity securities or trading securities. Available for sale securities are carried at fair value with unrealized net gains and losses reported net of deferred tax, if any, in accumulated other comprehensive income in stockholder's equity. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Impairments in the value of available for sale securities, which are other than temporary, are accounted for as a realized loss.

LOANS, ALLOWANCE FOR LOAN LOSSES AND PROVISION FOR CREDIT LOSSES

    Loans that management has the intent and ability to hold to maturity for the foreseeable future are carried at the amount of unpaid principal, increased by costs to originate and reduced by net deferred fees and an allowance for loan losses. The accrual of interest on loans is generally discontinued when a loan becomes ninety days delinquent unless the credit is well secured and in process of collection. Loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered by management to be doubtful. Unpaid interest that has previously been recorded as income is written off against interest income when a loan is placed on nonaccrual. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Interest payments received on loans which are on nonaccrual are generally applied to reduce the loan principal. Loans are returned to accrual status once a borrower has demonstrated repayment performance on the contractual schedule for a period of six consecutive months and the expectation is that contractual payments will continue to be made during the remaining term of the loan.

    The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance when management believes that the collectibility of the principal amount is unlikely and where loans are sold at less than their outstanding principal balances. Recoveries of amounts previously charged off are credited to the allowance.

    The provision for loan losses is included in the provision for credit losses in the statements of operations. Also included in the provision for credit losses is the expense for probable losses on unfunded loan commitments and standby letters of credit. Estimated losses on unfunded loan commitments and standby letters of credit are accrued and included in other liabilities.

    Management periodically reviews the loan portfolio in order to establish an allowance for loan losses that are probable at the reporting date. The allowance for loan losses is based on management's evaluation of individual loans and the entire loan portfolio, including such factors as the volume and character of loans outstanding, the relationship of the allowance for loan losses to outstanding loans, past loan loss experience, expected loan repayments, the estimated value of any underlying collateral on individual loans and general economic conditions.

    Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in the loan portfolio and/or in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Hillside's allowance for loan losses. Such agencies may require Hillside to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

    A loan is considered impaired when, based on current information and events, it is probable that Hillside will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a loan-by-loan basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment records and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Interest accrual ceases on loans considered to be impaired.

    Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, Hillside does not separately identify individual consumer and residential loans for impairment.

    Loan origination fees are deferred and certain direct origination costs are capitalized. The amounts deferred and capitalized are included in the carrying amount of the loans and amortized over the estimated life of the loans as an adjustment of the yield of the related loan. Fees for loans sold and other loan fees are included in loan fee income as realized.

INTANGIBLE ASSETS

    Goodwill and core deposit intangibles have arisen as a result of the acquisition of companies or assets. Fair values have been determined by examining stock prices of publicly traded financial institutions with similar performing characteristics as the reporting units. Where market prices are not available and the reporting unit is held for disposal, third party valuations or anticipated offer values are used. Intangible assets with definite lives are amortized over the estimated remaining benefit periods. Core deposit intangibles are amortized over approximately ten years on an accelerated basis. Prior to 2002, goodwill was amortized on a straight line basis over 15 years. Intangible assets with indefinite lives and goodwill are not amortized, but are evaluated for impairment at least annually.

    In October 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 147, Acquisitions of Certain Financial Institutions (SFAS 147). SFAS 147 expands the scope of SFAS 141 and 142 to include unidentifiable intangible assets established in the acquisition of bank branches. Under SFAS 147 goodwill associated with these acquisitions will not be subject to amortization and will be tested for impairment. Hillside adopted SFAS 147 on September 30, 2002 and in accordance with its provisions, reversed goodwill amortization previously recorded in 2002. See Note 7 to the consolidated financial statements for further information on the impact of the adoption of these statements.

PREMISES AND EQUIPMENT

    Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed primarily using the straight-line method. Maintenance and repairs are charged to expense as incurred, while renewals and betterments are capitalized. Leasehold improvements included in premises and equipment are amortized over the shorter of the useful life of the improvements or the term of the lease. Rent expense on non-cancellable leases is accrued on the straight-line basis over the term of the lease based upon minimum rents.

FORECLOSED PROPERTIES

    Foreclosed properties includes other real estate (ORE) assets that have been received in satisfaction of defaulted loans. ORE is initially recorded and subsequently carried at the lower of cost or fair value less estimated selling costs. Any valuation adjustments required at the date of transfer are charged to the allowance for loan losses. Subsequently, operating results from ORE, reductions in value of the foreclosed property, and realized gains and losses on sale are recorded in noninterest income or noninterest expense as appropriate.

ASSETS OF COMPANIES HELD FOR DISPOSAL

    Assets of companies held for disposal include companies acquired in partial or full satisfaction of loans, primarily through foreclosure. These assets are carried at the lower of cost or current fair value, less estimated selling costs, and the aggregate assets and liabilities are shown as separate categories on the consolidated balance sheets. When these assets are acquired in full or partial satisfaction of a loan, any excess of the related loan balance over the fair value, less estimated selling cost, is charged as a loan loss against the allowance for loan losses. Net operating income or loss of companies held for disposal which do not meet the criteria as a discontinued operation are reported in noninterest income or noninterest expense. Net operating income or loss of companies held for disposal which meet the criteria as a discontinued operation are included in income or loss from discontinued operations, unless a decision is made to cease operations and liquidate the assets and liabilities of the company. Once a decision is made to liquidate the company, Hillside ceases recording any future operating income or losses of the company and records an impairment loss, if any, based on the estimated value of the company's net assets. The impairment loss is recorded in loss from discontinued operations. If a company classified as held for disposal is not sold within one year, accounting standards require that it no longer be accounted for as an asset held for disposal, and it's operating income is included in noninterest income or noninterest expense as appropriate.

ADVERTISING EXPENSE

    Advertising costs are charged to expense as incurred. Advertising expense, included in noninterest expense, totaled $0.4 million in both 2003 and 2002, and $0.3 million in 2001.

INCOME TAXES

    Hillside and its subsidiaries are included in the consolidated U.S. Federal and state income tax returns of its parent. Hillside is party to a tax sharing agreement with its parent and essentially provides for income taxes as if it filed its own separate income tax returns. Any tax liabilities on that basis are paid to Hillside's parent. Any refunds due on that basis are received from Hillside's parent. Benefits related to net operating loss carry forwards and carry backs are recorded only to the extent such benefits are available at the consolidated tax return level.

    Deferred income taxes are provided for temporary differences between the amounts reported for assets and liabilities for financial statement purposes and their tax bases. Deferred tax assets are recognized for temporary differences that are expected to be deductible in future years' tax returns and for operating loss and tax credit carry-forwards. Deferred tax assets are reduced by a valuation allowance by way of a charge to income tax expense when in the opinion of management, it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years' tax returns.

    Canron files its own Canadian and provincial income tax returns. Canadian, U.S. federal, state and provincial income taxes related to Canron are included in discontinued operations.

    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense.

FOREIGN CURRENCY TRANSLATION

    In January 2000, CIB Bank established a foreign office in the Cayman Islands. The office, which accepted Eurodollar deposits, was closed in the fourth quarter of 2004 in connection with the sale of the bank. See Note 23
- Subsequent Events (unaudited).

    Hillside's nonbank subsidiary, Canron, had operations in the United States, Canada and Mexico at the time of acquisition. As of December 31, 2003, operations in western United States, western Canada and Mexico had been sold. The remaining assets in the United States and eastern Canada are in the process of liquidation. See Note 2 - Business Combinations and Note 8
- Companies Held for Disposal for further information.

    Hillside's foreign subsidiaries use the local currency as their functional currency. Assets and liabilities are translated at exchange rates in effect at the balance sheet date. Net exchange gains or losses resulting from the translation of financial statements of foreign operations are recorded as a separate component of accumulated other comprehensive income within stockholder's equity. The effect of foreign currency re-measurement and changes in exchange rates are recorded in the cost of contract revenue as it is expensed against the contract as incurred.

DERIVATIVE AND HEDGING ACTIVITIES

    Hillside uses certain derivative financial instruments to help manage its risk or exposure to changes in interest rates and in conjunction with its mortgage banking operations. Effective January 1, 2001, Hillside adopted SFAS 133, as amended by SFAS 138 and SFAS 149, which established new rules for the recognition and measurement of derivatives and hedging activities.

    Under SFAS 133, all derivatives are recognized on the balance sheet at their fair value. On the date a derivative contract is entered into, Hillside designates the derivative as either (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("Fair-Value Hedge"), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("Cash-Flow Hedge"), (3) a foreign-currency fair-value or cash-flow hedge ("Foreign-Currency Hedge"), (4) a hedge of a net investment in a foreign operation, or (5) held for trading ("Trading Instruments"). Changes in the fair value of a derivative that is highly effective as, and that is designated and qualifies as, a Fair-Value Hedge, along with the loss or gain on the corresponding hedged asset or liability (including losses or gains on firm commitments), are recorded in current-period earnings. Changes in the fair value of a derivative that is highly effective as, and that is designated and qualifies as, a Cash-Flow Hedge are recorded in other comprehensive income until earnings are affected by the variability of cash flows (e.g., when periodic settlements on a variable-rate asset or liability are recorded in earnings). Changes in the fair value of derivatives that are highly effective as, and that are designated and qualify as, Foreign-Currency Hedges are recorded in either current-period earnings or other comprehensive income, depending on whether the hedge transaction meets the criteria for a Fair-Value Hedge or a Cash-Flow Hedge. If, however, a derivative is used as a hedge of a net investment in a foreign operation, its changes in fair value, to the extent effective as a hedge, is recorded in the cumulative translation adjustment account within equity. Changes in the fair value of derivative trading instruments are reported in the current-period statement of operations.

    At the time the hedging instrument is entered into, Hillside formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as Fair-Value Hedges, Cash-Flow Hedges, or Foreign-Currency Hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. Hillside formally assesses for all hedging, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions will be or have been highly effective in offsetting changes in fair values or cash flows of hedged items and whether they are expected to continue to be highly effective in the future. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, Hillside discontinues hedge accounting prospectively.

    Hillside discontinues hedge accounting prospectively when (1) it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item (including firm commitments or forecasted transactions); (2) the derivative expires or is sold, terminated, or exercised; (3) it is unlikely that a hedged forecasted transaction will occur; (4) a hedged firm commitment no longer meets the definition of a firm commitment; or (5) management determines that designation of the derivative as a hedge instrument is no longer appropriate.

    When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective Fair-Value Hedge, the derivative will continue to be carried on the balance sheet at its fair value, and the hedged asset or liability will no longer be adjusted for changes in fair value. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the derivative will continue to be carried on the balance sheet at its fair value, and any asset or liability that was recorded pursuant to recognition of the firm commitment will be removed from the balance sheet and recognized as a gain or loss in current-period earnings. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the derivative will continue to be carried on the balance sheet at its fair value, and gains and losses that were accumulated in other comprehensive income will be recognized immediately in earnings. In all other situations in which hedge accounting is discontinued, the derivative will be carried at its fair value on the balance sheet, with changes in its fair value recognized in the current-period statement of operations.

    Hillside uses interest rate swaps to hedge changes in the fair value of fixed rate borrowings and specified deposits attributable to changes in market interest rates. Hillside primarily engages in floating-pay, fixed-receive swaps, whereby Hillside pays a floating interest rate based upon an index (e.g. 1-month LIBOR) and receives a fixed rate of interest. This type of transaction effectively changes the net interest cash flows from a fixed rate to floating rate. This particular transaction is engaged in to provide a funding liability that more closely offsets the market risk of certain floating rate assets whose rate is highly correlated with the index rate off which the floating rate is paid in the interest rate swap. Hillside generally enters into swap agreements with nationally recognized securities firms and monitors the credit status of counterparties and the level of collateral for such swaps.

    The adoption of SFAS 133 on January 1, 2001, resulted in the following after tax adjustment as of or for the year ended December 31, 2001: an increase in consolidated assets of $2.6 million; an increase in consolidated liabilities of $2.5 million; and an increase in net income of $0.03 million.

NEW ACCOUNTING PRONOUNCEMENTS


ACCOUNTING FOR COSTS OF EXIT OR DISPOSAL ACTIVITIES

    In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). Under the previous accounting guidance, a company recognized a liability for an exit cost when it committed to an exit plan. Under SFAS 146, expenses related to exit, disposal or restructuring activities initiated after December 31, 2002, must be recorded when such costs are incurred and can be measured at fair value. Any recorded liability is then adjusted for future changes in estimated cash flows. The adoption in 2003 had no effect on Hillside's financial position or results of operations.


DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

    In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (SFAS 149), to amend and clarify financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). In addition, SFAS 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions) and for hedging relationships designated after June 20, 2003. Adoption of SFAS 149 in 2003 did not materially affect the consolidated results of operations or financial position of Hillside.

LIABILITIES AND EQUITY

    In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 establishes standards regarding the manner in which an issuer classifies and measures certain types of financial instruments having characteristics of both liabilities and equity. Pursuant to SFAS 150, such freestanding financial instruments (i.e., those entered into separately from an entity's other financial instruments or equity transactions or that are legally detachable and separately exercisable) must be classified as liabilities or, in some cases, assets. In addition, SFAS 150 requires that financial instruments containing obligations to repurchase the issuing entity's equity shares and, under certain circumstances, obligations that are settled by delivery of the issuer's shares be classified as liabilities. SFAS 150 amends SFAS No. 128, Earnings Per Share, and SFAS 133. It nullifies (or partially nullifies) various Emerging Issues Task Force consensuses. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for contracts in existence at the start of the first interim period beginning after June 15, 2003. Hillside did not have any outstanding financial instruments at September 30, 2004 (unaudited) or December 31, 2003 that would require reclassification as a result of SFAS 150.

INVESTMENTS

    In March, 2004, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." EITF 03-01 provides guidance on the other-than-temporary impairment models for marketable debt and equity securities accounted for under SFAS No 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 124, "Accounting for Certain Investments Held by Not-for-Profit Organizations," and non-marketable equity securities accounted for under the cost method. The EITF developed a basic three-step model to evaluate whether an investment is other-than-temporarily impaired. The effective date of the recognition and measurement provisions as included in paragraphs 10-20 of EITF 03-01 has been delayed. Hillside adopted the disclosure requirements in the 2003 consolidated financial statements.

CONSOLIDATION OF VARIABLE INTEREST ENTITIES

    In January 2003, the FASB issued Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (FIN 46R), to improve financial reporting of special purpose and other entities. In accordance with the interpretation, business enterprises that represent the primary beneficiary of another entity by retaining a controlling financial interest in that entity's assets, liabilities, and results of operating activities must consolidate the entity in their financial statements. Prior to the issuance of FIN 46R, consolidation generally occurred when an enterprise controlled another entity through voting interests. Adoption of the accounting provisions of FIN 46R in 2003 did not have a material affect on the consolidated results of operations or financial position of Hillside.

NOTE 2 -- BUSINESS COMBINATIONS


Canron Acquisition

    In 1999, one of Hillside's borrowers (the "Borrower") experienced a substantial decline in net worth as a result of a similar decline in the market value of a publicly traded common stock which comprised a large part of the Borrower's net worth. The decline in the value of this security caused liquidity problems for the Borrower with respect to its obligations to Hillside and other lenders. A substantial amount of collateral held by Hillside related to this borrowing relationship included certain assets of, and the Borrower's approximately 84% interest in, Canron. Canron has been involved in a wide variety of fabrication and erection projects which include high-rise buildings, bridges, airports, stadiums and other unique projects. Canron also offered construction services, including the supervision and restoration of projects of the types noted above.

    On April 24, 2002, the Borrower filed a lawsuit against Hillside and certain of its officers seeking damages and to rescind the Borrower's pledge of the Canron stock as collateral. On April 25, 2002, the Borrower filed for bankruptcy reorganization and Hillside filed an action to lift the bankruptcy stay to take possession and control of the Borrower's interest in Canron. On August 21, 2002, Hillside and the Borrower agreed upon a settlement of all claims and demands between the parties. The settlement order entered in the Bankruptcy Court established Hillside's claim at $15.3 million and provided that in the event the Borrower fails to pay Hillside $13.3 million on or before October 30, 2002, Hillside would become the owner of the Borrower's 84% interest in Canron, subject to an option of the Borrower to acquire the 84% interest in Canron from Hillside on or before December 31, 2002 for $14.5 million, plus any funds contributed by Hillside to Canron after October 30, 2002. In addition, the settlement resulted in the transfer of the Borrower's interest in a condominium development in exchange for an $0.8 million reduction in the amount of Hillside's claim, and a release and dismissal by Hillside and the Borrower of any claims that each might have against the other.

    The Borrower failed to pay Hillside the $13.3 million on or before October 30, 2002, and Hillside became the owner of the Borrower's 84% interest in Canron through a newly formed and wholly-owned subsidiary, CIB Construction, LLC ("CIB Construction"). On October 31, 2002, Hillside recognized a $1.8 million charge-off related to the $13.3 million of loans that were secured by the stock in Canron, and transferred $11.5 million to Companies Held For Disposal, which represented the book value of Hillside's ownership in Canron.

    The acquisition was accounted for under the purchase method of accounting. Hillside's ownership interest in Canron was recorded at its estimated fair value of $5.9 million at October 31, 2002. As a result, Hillside recognized an additional $5.6 million charge-off during the fourth quarter of 2002 relative to the loans secured by the Canron stock. Hillside's investment in Canron is classified as an asset held for disposal and recorded at the lower of cost or fair market value. In 2003, an impairment loss of $1.5 million was recorded and is included in loss from discontinued operations.

    During the third quarter of 2003, Canron determined to proceed with a wind down of its affairs and the orderly liquidation of its assets. During 2004, Canron discontinued its fabrication and erection operations. Canron was sold to CIB Marine in conjunction with the sale of CIB Bank. See Note 8
- Companies Held for Disposal for further discussion.

    The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition.

                                                                          OCTOBER 31,
                                                                             2002
                                                                          -----------
                                                                          (DOLLARS IN
                   Assets:                                                 THOUSANDS)
                     Cash on deposit at Hillside........................   $     609
                     Accounts receivable................................      36,627
                     Inventories and contracts in progress..............      13,354
                     Other assets.......................................       5,319
                                                                           ---------
                        Current assets..................................      55,909
                     Deferred tax asset.................................       5,355
                     Property and equipment, net........................      17,231
                                                                           ---------
                        Total assets acquired...........................      78,495


                                     13

                   Liabilities:
                     Current portion of loans payable to Hillside.......       3,757
                     Other liabilities..................................      39,168
                                                                           ---------
                        Current liabilities.............................      42,925
                     Loans payable to Hillside..........................      27,861
                     Loans payable to unaffiliated banks................       1,814
                                                                           ---------
                        Total liabilities assumed.......................      72,600
                                                                           ---------
                   Net assets acquired..................................   $   5,895
                                                                           =========


Other Acquisitions

    In August 2002, Hillside acquired through a wholly-owned subsidiary certain of the assets of Commercial Finance, a business engaged in the factoring of receivables. These assets were acquired from a borrower who was in default of its obligations to Hillside. The aggregate cost of the business was the forgiveness of indebtedness of $3.8 million which approximated its fair market value as determined by an independent valuation. Additionally, $2.1 million of loans to the borrower were charged-off. Approximately $3.8 million was principally assigned to goodwill and other intangible assets. During 2003, Hillside recorded a $3.7 million impairment loss on goodwill and other intangible assets. In the second quarter of 2004, substantially all the assets of Commercial Finance were sold and in the fourth quarter of 2004 (unaudited) the company was dissolved.

NOTE 3 -- CASH AND DUE FROM BANKS

    Reserves in the form of deposits with the Federal Reserve Bank and vault cash totaling $5.7 million and $3.7 million were maintained to satisfy federal regulatory requirements as of December 31, 2003 and 2002, respectively. These amounts are included in cash and due from banks in the consolidated balance sheet.


                                     14

NOTE 4 -- SECURITIES

    The amortized cost, gross unrealized gains and losses, and approximate fair values of securities are as follows:

                                                                    GROSS          GROSS
                                                     AMORTIZED   UNREALIZED     UNREALIZED       FAIR
SECURITIES AVAILABLE FOR SALE                          COST         GAINS         LOSSES         VALUE
                                                   ------------- -------------  -----------   ------------
                                                                  (DOLLARS IN THOUSANDS)
SEPTEMBER 30, 2004 (UNAUDITED)
U.S. Treasuries and agencies.....................  $    289,013   $       122   $       373   $   288,762
Obligations of states and political subdivisions.         8,291             -             6         8,285
Commercial paper.................................         4,100             3             -         4,103
Mortgage-backed securities.......................        84,494           291           777        84,008
Federal Home Loan Bank stock.....................         4,082             -             -         4,082
                                                   -------------  ------------  ------------  ------------
                                                   $    389,980   $       416   $     1,156   $   389,240
                                                   =============  ============  ============  ============

DECEMBER 31, 2003
U.S. Treasuries and agencies.....................  $     136,950  $       470   $        89   $   137,331
Obligations of states and political subdivisions.         16,071            4            69        16,006
Other notes and bonds............................            250            -             -           250
Commercial paper.................................          2,083            1             -         2,084
Mortgage-backed securities.......................        106,081          364         1,232       105,213
Federal Home Loan Bank stock.....................          3,900            -             -         3,900
                                                   -------------- ------------  ------------  ------------
                                                   $     265,335  $       839   $     1,390   $   264,784
                                                   ============== ============  ============  ============
DECEMBER 31, 2002
U.S. Treasuries and agencies.....................  $      60,633  $       365   $         -   $    60,998
Obligations of states and political subdivisions.          4,248            2             7         4,243
Other notes and bonds............................            250            -             -           250
Commercial paper.................................          8,300            4             -         8,304
Mortgage-backed securities.......................        137,827        1,347            28       139,146
Federal Home Loan Bank stock.....................          3,613            -             -         3,613
                                                   -------------- ------------  ------------  ------------
                                                   $     214,871  $     1,718   $        35   $   216,554
                                                   ============== ============  ============  ============

                                                                      GROSS         GROSS
                                                      AMORTIZED     UNREALIZED    UNREALIZED      FAIR
SECURITIES HELD TO MATURITY                             COST          GAINS        LOSSES        VALUE
                                                    -------------  ------------  ------------ ------------
                                                                   (DOLLARS IN THOUSANDS)
SEPTEMBER 30, 2004 (UNAUDITED)
Obligations of states and political subdivisions.  $     15,562   $       886   $         2   $    16,446
Other notes and bonds............................           250             -             1           249
Mortgage-backed securities.......................           255            18             -           273
                                                   -------------  ------------  ------------  ------------
                                                   $     16,067   $       904   $         3   $    16,968
                                                   =============  ============  ============  ============
DECEMBER 31, 2003
Obligations of states and political subdivisions.  $     17,240   $     1,010   $         5   $    18,245
Other notes and bonds............................           250             -             1           249
Mortgage-backed securities.......................           302            21             -           323
                                                   -------------  ------------  ------------  ------------
                                                   $     17,792   $     1,031   $         6   $    18,817
                                                   =============  ============  ============  ============
DECEMBER 31, 2002
U.S. Treasuries and agencies.....................  $      1,999   $         6   $         -   $     2,005
Obligations of states and political subdivisions.        27,521           984            13        28,492
Other notes and bonds............................           250             -             -           250
Mortgage-backed securities.......................           866            54             -           920
                                                   -------------  ------------  ------------  ------------
                                                   $     30,636   $     1,044   $        13   $    31,667
                                                   =============  ============  ============  ============

    Assets, primarily securities, carried at approximately $158.1 million (unaudited), $90.7 million and $94.8 million at September 30, 2004, December 31, 2003 and 2002, respectively, were pledged to secure public deposits, Federal Home Loan Bank advances and for other purposes as required or permitted by law. The approximate fair value of these assets was $158.7 million (unaudited), $91.6 million and $95.7 million at September 30, 2004, December 31, 2003 and 2002, respectively.

                                     15

    The amortized cost and fair value of securities as of December 31, 2003 and 2002, by contractual maturity, are shown below. Certain securities, other than mortgage-backed securities, may be called earlier than their maturity date. Expected maturities may differ from contractual maturities in mortgage-backed securities because certain mortgages may be prepaid without penalties. Therefore, mortgage-backed securities are not included in the maturity categories in the following maturity schedules.

                                                                        DECEMBER 31, 2003
                                                    -----------------------------------------------------------
                                                             SECURITIES                    SECURITIES
                                                          HELD TO MATURITY             AVAILABLE FOR SALE
                                                    ----------------------------- -----------------------------
                                                      AMORTIZED        FAIR         AMORTIZED         FAIR
                                                        COST           VALUE          COST           VALUE
                                                    -------------- -------------- --------------  -------------
                                                                      (DOLLARS IN THOUSANDS)

         Due in one year or less..................  $       1,857  $       1,874  $      59,935   $     60,060
         Due after one year through five years....          7,754          8,189         84,623         84,672
         Due after five years through ten years...          5,377          5,732          3,196          3,218
         Due after ten years......................          2,502          2,699          7,600          7,721
                                                    -------------- -------------- --------------  -------------
                                                           17,490         18,494        155,354        155,671
         Federal Home Loan Bank stock.............              -              -          3,900          3,900
         Mortgage-backed securities...............            302            323        106,081        105,213
                                                    -------------- -------------- --------------  -------------
                                                    $      17,792  $      18,817  $     265,335   $    264,784
                                                    ============== ============== ==============  =============

                                                                        DECEMBER 31, 2002
                                                    -----------------------------------------------------------
                                                             SECURITIES                    SECURITIES
                                                          HELD TO MATURITY             AVAILABLE FOR SALE
                                                    ----------------------------- -----------------------------
                                                      AMORTIZED         FAIR        AMORTIZED         FAIR
                                                        COST           VALUE          COST           VALUE
                                                    --------------  ------------- --------------  -------------
                                                                      (DOLLARS IN THOUSANDS)

         Due in one year or less..................  $      12,817  $      12,837  $      37,372   $     37,522
         Due after one year through five years....          6,571          6,907         36,002         36,217
         Due after five years through ten years...          6,044          6,417             57             56
         Due after ten years......................          4,338          4,586              -              -
                                                    -------------- -------------- --------------  -------------
                                                           29,770         30,747         73,431         73,795
         Federal Home Loan Bank stock.............              -              -          3,613          3,613
         Mortgage-backed securities...............            866            920        137,827        139,146
                                                    -------------- -------------- --------------  -------------
                                                    $      30,636  $      31,667  $     214,871   $    216,554
                                                    ============== ============== ==============  =============

    The following table shows unrealized gross losses and fair value of securities at December 31, 2003, by length of time that individual securities in each category have been in a continuous loss position.

                                                                              AT DECEMBER 31, 2003
                                                ----------------------------------------------------------------------------------
                                                    LESS THAN 12 MONTHS        12 MONTHS OR LONGER                TOTAL
                                                ---------------------------- ------------------------   --------------------------
                                                                 UNREALIZED               UNREALIZED                   UNREALIZED
                                                  FAIR VALUE       LOSSES    FAIR VALUE     LOSSES       FAIR VALUE      LOSSES
                                                --------------  ------------ -----------  -----------   ------------  ------------
                                                                             (DOLLARS IN THOUSANDS)
    SECURITIES
    Available for sale and held to maturity:
    U.S. Treasury and agencies...............   $      20,424   $        88  $        -   $        -    $    20,424   $        88
    Obligations of states and political
        subdivisions.........................          16,853            72         335            3         17,188            75
    Other notes and bonds....................             250             1           -            -            250             1
    Mortgage-backed securities...............          90,656         1,232           -            -         90,656         1,232
                                                --------------  ------------ -----------  -----------   ------------  ------------
    Total securities available for sale
        and held to maturity.................   $     128,183   $     1,393  $      335   $        3    $   128,518   $     1,396
                                                ==============  ============ ===========  ===========   ============  ============

    As of December 31, 2003, management has concluded that the unrealized losses above are temporary in nature since they are primarily related to market interest rates and are not related to the underlying credit quality of the issuers of securities in our investment portfolio. Additionally, Hillside has the intent and ability to hold these investments for a time necessary to recover the amortized cost.

                                     16

    Proceeds from the sale of securities available for sale during 2002 were $76.4 million. There were no sales of securities available for sale in 2003 or in the period ended September 30, 2004 (unaudited). Net realized gains on the sale of these securities available for sale were $1.4 million in 2002. There were no sales of held to maturity securities in any of these periods.


NOTE 5 -- LOANS AND ALLOWANCE FOR LOAN LOSSES


Loans

    The components of loans were as follows:

                                                  (UNAUDITED)
                                                  SEPTEMBER 30,           DECEMBER 31,
                                                ---------------- ------------------------------
                                                      2004            2003            2002
                                                ---------------- --------------  --------------
                                                            (DOLLARS IN THOUSANDS)

       Commercial............................   $       181,475  $     298,438   $     376,087
       Factored receivables..................                 -         11,448           6,779
       Commercial real estate................           442,559        646,751         648,662
       Commercial real estate construction...            92,234        158,463         250,180
       Residential real estate...............             6,871         22,773          31,108
       Home equity loans.....................             1,806          2,396           4,622
       Consumer loans........................               481            524             642
                                                ---------------- --------------  --------------
         Gross loans.........................   $       725,426  $   1,140,793   $   1,318,080
       Deferred loan fees....................              (685)        (1,976)         (4,225)
                                                ---------------- --------------  --------------
         Total loans.........................   $       724,741  $   1,138,817   $   1,313,855
       Allowance for loan losses.............           (38,115)       (55,490)        (30,270)
                                                ---------------- --------------  --------------
         Loans, net..........................   $       686,626  $   1,083,327   $   1,283,585
                                                ================ ==============  ==============

    The following table lists information on nonperforming and certain past due loans.

                                                                  (UNAUDITED)
                                                                 SEPTEMBER 30,         DECEMBER 31,
                                                                ----------------- ------------------------
                                                                      2004           2003        2002
                                                                ----------------- ----------- ------------
                                                                         (DOLLARS IN THOUSANDS)

         Nonaccrual loans.....................................  $         75,569  $   97,084  $    20,804
         Restructured loans...................................                 4           7           10
         Loans 90 days or more past due and still accruing....            10,007           -        2,079

    Loans 90 days or more past due and still accruing at September 30, 2004 (unaudited) are loans which have contractually matured, are well secured and are in the process of collection or renewal. Subsequent to September 30, 2004 (unaudited), these loans were either paid in full or renewed under normal terms.

    Information on impaired loans is as follows:

                                                                  (UNAUDITED)
                                                                 SEPTEMBER 30,         DECEMBER 31,
                                                                ----------------- ------------------------
                                                                      2004           2003        2002
                                                                ----------------- ----------- ------------
                                                                         (DOLLARS IN THOUSANDS)

       Impaired loans without a specific allowance..........    $       14,110    $   10,505  $         -
       Impaired loans with a specific allowance.............            71,891        90,062       18,970
                                                                --------------    ----------  -----------
            Total impaired loans............................            86,001       100,567  $    18,970
                                                                ==============    ==========  ===========
       Allowance for loan loss related to impaired loans....    $       20,448    $   23,539  $     5,376
       Interest income recognized on impaired loans.........    $        2,477    $    4,691  $       258

    During 2003, Hillside recognized net losses on sale of foreclosed property and impairment losses of $2.1 million. These amounts are included in write down and losses on assets.

                                     17

    At September 30, 2004 and December 31, 2003, Hillside had $3.8 million (unaudited) and $11.0 million, respectively, in outstanding principal balances on loans secured or partially secured by the stock of Hillside's parent, CIB Marine. Of this amount, $1.4 million (unaudited) at September 30, 2004 and $2.9 million at December 31, 2003 were classified as nonaccrual loans or were ninety or more days past due and still accruing. Specific reserves on these loans were $0.4 million at December 31, 2003. There were no specific reserves on these loans at September 30, 2004 (unaudited).

Credit Concentrations

     At December 31, 2003, Hillside had nine secured borrowing relationships, to one borrower or a related group of borrowers, that exceeded $25.0 million. The total outstanding commitments, including lines of credit not fully drawn on these loans ranged from 44% to 160% of equity and from 2% to 8% of total loans. The principal drawn and outstanding on these loans ranged from $10.5 million to $85.1 million, and the aggregate balance outstanding on these nine relationships was $367.3 million. Four of the nine relationships included loans with specific allowances for a loss. At December 31, 2003, the aggregate outstanding principal balance of these four relationships was $175.4 million and included $31.1 million of loans with specific allowances for loan losses of $8.1 million. At September 30, 2004 (unaudited), the aggregate outstanding principal balance of these four relationships was $111.9 million and included $14.4 million of loans with specific allowances for loan losses of $5.5 million.

    At December 31, 2003, Hillside had credit relationships within six industries or industry groups that exceeded $25 million and 5% of total loans as follows:

                                                                                                 % OF
                                                       OUTSTANDING           % OF           STOCKHOLDER'S
          INDUSTRY                                       BALANCE         TOTAL LOANS            EQUITY
          ----------------------------------------  ------------------ -----------------  -------------------
                                                  (DOLLARS IN MILLIONS)
          Residential Real Estate Developers,
            Investors and Contractors.............        $ 277.6             24%                 491%
          Commercial Real Estate Developers.......          234.2             21                  415
          Hospitality.............................          103.7              9                  184
          Nursing/Convalescent Home...............           81.5              7                  144
          Manufacturers...........................           64.9              6                  115
          Retail Trade............................           53.5              5                   95


Allowance for Loan Losses

    Changes in the allowance for loan losses were as follows:

                                                               (UNAUDITED)
                                                   FOR THE PERIOD ENDED SEPTEMBER 30,       FOR THE YEARS ENDED DECEMBER 31,
                                                   ----------------------------------- -------------------------------------------
                                                         2004              2003             2003          2002           2001
                                                   -----------------  ---------------- ------------- -------------  --------------
                                                                               (DOLLARS IN THOUSANDS)
Balance at beginning of period.....................$     55,490       $     30,270     $     30,270  $     17,746   $      11,220
Charge-offs........................................     (27,283)           (42,616)         (73,969)      (11,464)         (1,311)
Recoveries.........................................       3,475                541              753           527             210
                                                   -----------------  ---------------- ------------- -------------  --------------
  Net loan charge-offs.............................     (23,808)           (42,075)         (73,216)      (10,937)         (1,101)
Allowance acquired.................................           -                  -                -           122               -
Allowance related to loans sold (1) ...............        (711)                 -                -             -               -
Provision for loan losses..........................       7,144             80,595           98,436        23,339           7,627
                                                   -----------------  ---------------- ------------- -------------  --------------
Balance at end of period...........................$     38,115       $     68,790     $     55,490  $     30,270   $      17,746
                                                   =================  ================ ============= =============  ==============
Allowance for loan losses
  as a percentage of total loans...................       5.26%              5.68%            4.87%         2.30%           1.46%
                                                   =================  ================ ============= =============  ==============

     (1) Allowance on factoring receivable loans owned by Hillside's subsidiary Commercial Finance.

                                     18

Provision for Credit Losses

    The provision for credit losses consisted of the following components.

                                                                (UNAUDITED)
                                                      NINE MONTHS ENDED SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                    ---------------------------------- -------------------------------------------
                                                         2004              2003            2003          2002           2001
                                                    ----------------  ---------------- ------------- -------------  --------------
                                                                               (DOLLARS IN THOUSANDS)
Provision for loan losses.......................... $     7,144       $     80,595     $     98,436  $     23,339   $       7,627
Provision for losses
 on unfunded loan commitments and standby
   letters of credit (1)...........................      (1,900)            14,747           14,747         1,000               -
                                                    ----------------  ---------------- ------------- -------------  --------------
   Total provision for credit losses............... $     5,244       $     95,342     $    113,183  $     24,339   $       7,627
                                                    ================  ================ ============= =============  ==============

     (1) For additional information related to provision for losses on unfunded loan commitments and standby letters of credit, see Note 13 - Other Liabilities.

Director and Officer Loans

    Certain directors and principal officers of Hillside and its subsidiaries and companies with which they are affiliated, are customers of, and have banking transactions with, the subsidiary bank in the ordinary course of business. This indebtedness has been incurred on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. The activity in these loans is as follows:

                                              (UNAUDITED)
                                          FOR THE PERIOD ENDED
                                              SEPTEMBER 30,         FOR THE YEARS ENDED DECEMBER 31,
                                          --------------------  ----------------------------------------
                                                 2004               2003           2002         2001
                                          --------------------  -------------  -----------  ------------
                                                             (DOLLARS IN THOUSANDS)

         Balance at beginning of period.  $       24,498        $     18,395   $   15,119   $    15,787
         Balance adjustments ...........         (13,738)              3,802        3,082             -
         New loans......................          13,534               3,361        1,929         3,410
         Repayments.....................         (23,323)             (1,060)      (1,735)       (4,078)
                                          --------------------  -------------  -----------  ------------
         Balance at end of period.......  $          971        $     24,498   $   18,395   $    15,119
                                          ====================  =============  ===========  ============

  Balance adjustments are primarily due to Director and Officer status changes, including resignations.

NOTE 6 -- PREMISES AND EQUIPMENT, NET

    The major classes of premises and equipment and accumulated depreciation are summarized as follows:

                                                             FOR THE YEARS ENDED
                                                                 DECEMBER 31,
                                                          ---------------------------
                                                             2003          2002
                                                          ------------ --------------
                                                            (DOLLARS IN THOUSANDS)
            Land......................................     $    2,594   $      2,594
            Buildings and improvements................          8,882          8,404
            Furniture and equipment...................          7,092          4,493
            Computer equipment and software...........          1,454            386
            Construction in progress..................              -             51
                                                          ------------ ----------------
                                                               20,022         15,928
            Less: Accumulated depreciation............         (7,593)        (4,055)
                                                          ------------ ----------------
                                                           $   12,429   $     11,873
                                                          ============ ================

    Depreciation expense totaled $0.7 million for both the years ended December 31, 2003 and 2002. Total rental expense was $0.5 million
(unaudited), $0.7 million and $0.6 million for the period ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.


                                     19

    Hillside leases certain premises and equipment under non-cancellable operating leases, which expire at various dates through 2014. Such non-cancellable operating leases also include fair value options to renew. The following is a schedule by years of annual future minimum rental commitments required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2003.

                                                    AMOUNT
                                                --------------
                                                 (DOLLARS IN
                                                  THOUSANDS)

                              2004...........   $        666
                              2005...........            707
                              2006...........            618
                              2007...........            505
                              2008...........            400
                              Thereafter.....          1,663
                                                --------------
                                Total           $      4,559
                                                ==============

NOTE 7 -- GOODWILL AND OTHER INTANGIBLE ASSETS

    The changes in the carrying amount of goodwill and other intangibles are as follows:

                                                                              OTHER INTANGIBLE ASSETS
                                                                   -----------------------------------------------
                                                                      CORE             CUSTOMER           TOTAL
                                                                     DEPOSIT             BASE         IDENTIFIABLE
                                                   GOODWILL        INTANGIBLES       INTANGIBLES      INTANGIBLES
                                                --------------     -------------    --------------    ------------
                                                                     (DOLLARS IN THOUSANDS)
Balance, December 31, 2000                      $       9,399      $      2,270     $           -     $     2,270
Recorded during the year                                    -                 -                 -               -
Amortization expense                                     (742)             (491)                -            (491)
                                                --------------     -------------    --------------    ------------
Balance, December 31, 2001                      $       8,657      $      1,779     $           -     $     1,779
Recorded during the year                                3,483                 -               390             390
Amortization expense                                        -              (425)              (51)           (476)
                                                --------------     -------------    --------------    ------------
Balance, December 31, 2002                      $      12,140      $      1,354     $         339     $     1,693
Recorded during the year                                4,156                 -                 -               -
Impairment loss                                       (14,140)                -              (219)           (219)
Amortization expense                                        -              (372)             (120)           (492)
                                                --------------     -------------    --------------    ------------
Balance, December 31, 2003                      $       2,156      $        982     $           -     $       982
Amortization expense (unaudited)                            -              (197)                -            (197)
                                                --------------     -------------    --------------    ------------
Balance, September 30, 2004 (unaudited)         $       2,156      $        785     $           -     $       785
                                                ==============     =============    ==============    ============

    Goodwill recorded during 2003 resulted from the consolidation of MICR, which was previously classified as assets of companies held for disposal. The goodwill related to MICR was classified as a component of assets of companies held for disposal at December 31, 2002. The amount of goodwill at September 30, 2004 (unaudited) relates solely to MICR.

    As of December 31, 2003, the estimated future amortization expense for amortized intangible assets was:

                                                                CORE DEPOSIT
                                                                INTANGIBLES
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)

    Estimated annual amortization expense:
                                                2004         $         241
                                                2005                   170
                                                2006                   170
                                                2007                   170
                                                2008                   170
                                             Thereafter                 61
                                                          ----------------------
                                                  Total      $         982

                                     20

    The gross carrying amount of intangible assets and accumulated amortization was:

                                       (UNAUDITED)
                                       SEPTEMBER 30,                                       DECEMBER 31,
                             --------------------------------  -----------------------------------------------------------------
                                          2004                                 2003                                2002
                             --------------------------------  -------------------------------   -------------------------------
                              GROSS                    NET      GROSS                   NET       GROSS                   NET
                              CARRY    ACCUMULATED    CARRY     CARRY    ACCUMULATED   CARRY      CARRY    ACCUMULATED   CARRY
                              AMOUNT   AMORTIZATION  AMOUNT     AMOUNT   AMORTIZATION  AMOUNT     AMOUNT   AMORTIZATION  AMOUNT
                              ------   ------------  ------     ------   ------------  ------     ------   ------------  ------
                                                                 (DOLLARS IN THOUSANDS)
Amortizing Intangible
 Assets:
  Core deposit intangibles   $  3,959     $ 3,174  $    785     $  3,959   $  2,977   $   982    $ 3,959     $ 2,605    $  1,354
  Other identifiable
   intangibles                      -           -         -            -          -         -        390          51         339
                             -------------------------------    ------------------------------   --------------------------------
Total amortizing
 Intangible assets           $  3,959     $ 3,174       785     $  3,959   $  2,977       982    $ 4,349     $ 2,656       1,693
  Non-Amortizing Goodwill                             2,156                             2,156                             12,140
                                                   ---------                          --------                          ---------
 Total intangible assets,
  net                                              $  2,941                           $ 3,138                           $ 13,833
                                                   =========                          ========                          =========

    Hillside's aggregate amortization expense for goodwill and other intangibles was $0.2 million for the nine months ended September 30, 2004 (unaudited) and $0.5 million for both the years ended December 31, 2003 and 2002. As a result of the annual impairment testing of goodwill, Hillside determined that certain goodwill and other intangible assets became impaired in 2003. Impairment losses totaling $14.4 million were recorded in 2003. During 2003, goodwill of $5.5 million associated with the acquisition of two nonbank subsidiaries, MICR and Commercial Finance, was considered impaired and written off based upon disposition plans and the estimated fair value of those subsidiaries. An additional $0.2 million of customer base intangible assets associated with Commercial Finance was considered impaired and written off. The entire amount of goodwill related to the acquisition of CIB Bank totaled $8.7 million was considered impaired due to its substantial operating losses in 2003 and was written off in full.

    In accordance with SFAS 142 and 147, Hillside discontinued the amortization of goodwill in 2002 and continues to amortize core deposit intangibles and other identifiable intangibles with definite lives. A reconciliation of previously reported net income adjusted for the discontinuance of the amortization of goodwill is as follows:

                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                            -----------------------------------------
                                                                 2003            2002         2001
                                                            -------------    ------------ -----------
                                                                     (DOLLARS IN THOUSANDS)
Net income (loss):
Net income (loss) as reported..............................    $ (97,096)     $    8,927    $ 18,047
Add back: discontinued goodwill amortization...............       N/A                N/A         529
                                                            -------------    ------------ -----------
  Adjusted net income (loss)...............................    $ (97,096)     $    8,927    $ 18,576
                                                            =============    ============ ===========


NOTE 8 -- COMPANIES HELD FOR DISPOSAL

CIB Construction

    Hillside acquired 84% of the outstanding stock of Canron through loan collection activities in 2002 and subsequently transferred its interest in Canron to CIB Construction (See Note 2 - Business Combinations.) CIB Construction and its subsidiaries are classified as companies held for disposal. At December 31, 2003, the consolidated CIB Construction commenced a wind down of its affairs and a voluntary liquidation of its assets. The gross assets and liabilities of CIB Construction and its subsidiaries are reported on the consolidated balance sheet. Intercompany loan and cash balances and interest income and expense between consolidated CIB Construction and Hillside have been eliminated from the totals shown on the consolidated financial statements. The net income or loss associated with CIB Construction is presented as discontinued operations in Hillside's consolidated statement of operations.

      The net after-tax loss for 2003 was $4.1 million, including $1.5 million of impairment losses recorded to reflect the estimated net realizable value upon liquidation. In November 2004, in conjunction with the sale of Hillside, CIB Construction was sold to CIB Marine at its net book value of $1.2 million, which approximated its estimated fair market value.

                                     21

    The following table summarizes the composition of CIB Construction's balance sheets. The September 30, 2004 and December 31, 2003 balance sheets reflect expected liquidation values net of selling costs.

                                                                   (UNAUDITED)
                                                                  SEPTEMBER 30,     FOR THE YEARS ENDED DECEMBER 31,
                                                               -------------------- --------------------------------
                                                                      2004               2003             2002
                                                               -------------------- ---------------  -------------
                 Assets:                                                      (DOLLARS IN THOUSANDS)
                   Cash on deposit at Hillside........................ $   1,660    $       2,407    $       332
                   Accounts receivable................................     2,589           12,807         33,610
                   Inventories and contracts in progress..............         -            1,438          7,629
                   Other current assets...............................     1,613                -          4,195
                                                                      ------------  ---------------  -------------
                      Current assets..................................     5,862           16,652         45,766
                   Deferred tax asset.................................         -                -          4,269
                   Property and equipment, net........................     8,482           12,312         17,026
                                                                      ------------  ---------------  -------------
                        Total assets.................................. $  14,344    $      28,964    $    67,061
                                                                      ============  ===============  =============
                 Liabilities and stockholder's equity:
                   Current portion of loans payable to Hillside
                    and its affiliates................................ $   2,700    $      11,625    $     3,921
                   Income tax payable.................................     1,409            1,074          3,104
                   Other liabilities..................................     6,072           13,623         31,127
                                                                      ------------  ---------------  -------------
                      Current liabilities.............................    10,181           26,322         38,152
                   Loans payable to Hillside and its affiliates.......         -                -         22,272
                   Loans payable to unaffiliated banks................         -            2,137          1,814
                                                                      ------------  ---------------  -------------
                        Total liabilities.............................    10,181           28,459         62,238
                   Stockholder's equity ..............................     4,163              505          4,823
                                                                      ------------  ---------------  -------------
                        Total liabilities and stockholder's equity.... $  14,344    $      28,964    $    67,061
                                                                      ============  ===============  =============

    The amounts reported in the consolidated balance sheets for assets and liabilities of companies held for disposal for CIB Construction reflect the elimination of intercompany loan and deposit balances.

MICR

      At December 31, 2002, Hillside management which had the authority to do so, developed and implemented a plan to sell MICR, a wholly-owned subsidiary. During 2003, Hillside received two indications of interest for MICR. These indications of interest did not further materialize into firm offers. As of December 31, 2003, because MICR had not been sold within one year, accounting standards require that it no longer be accounted for as an asset held for sale, but be consolidated within the financial statements of Hillside. At December 31, 2002, MICR had assets of $6.5 million and liabilities of $0.6 million. During 2003, an impairment loss of $2.0 million related to goodwill on MICR was recognized and included within noninterest expense. MICR had net assets of $4.7 million (unaudited) and $4.6 million at September 30, 2004 and December 31, 2003, respectively. In November 2004, in conjunction with the sale of Hillside, MICR was sold to CIB Marine at its net book value of $4.2 million (unaudited), which approximated its estimated fair market value.




                                     22

NOTE 9 -- OTHER ASSETS

    The following table summarizes the composition of Hillside's other assets.

                                                                 (UNAUDITED)
                                                               FOR THE PERIOD         FOR THE YEARS ENDED
                                                             ENDED SEPTEMBER 30,          DECEMBER 31,
                                                             -------------------- ----------------------------
                                                                    2004              2003           2002
                                                             -------------------- -------------  -------------
                                                                          (DOLLARS IN THOUSANDS)

          Prepaid expenses....................................        $  1,228     $     200      $      183
          Accounts receivable.................................             312           631             183
          Fair value of derivatives...........................           3,035         3,380           5,425
          Other investments...................................           3,272         3,703           2,000
          Income tax receivable...............................          10,339        17,149           3,065
          Other...............................................           1,634         1,445               -
                                                             -------------------- -------------  -------------
                                                                      $ 19,820     $  26,508      $   10,856
                                                             ==================== =============  =============

    Other investments include investments in limited partnership interests in various affordable housing partnerships. The carrying value of these investments was $2.7 million (unaudited) at September, 30, 2004, $3.2 million at December 31, 2003 and $2.0 million at December 31, 2002. Hillside has engaged in these transactions to provide additional qualified investments under the Community Reinvestment Act and to receive related income tax credits. The partnerships provide affordable housing to low-income residents within Hillside's markets and other locations.

    Also included in other investments at September 30, 2004 and December 31, 2003, respectively, is $0.6 million (unaudited) and $0.5 million of stock in Hillside's parent company, CIB Marine. This stock was pledged as collateral on loans and was acquired in 2003 as a result of collection efforts when the borrowers defaulted on their obligations. The stock is recorded at the lower of cost or estimated fair value. An estimated impairment loss of $0.1 million (unaudited) for the nine months ended September 30, 2004 and $1.6 million for the year ended December 31, 2003 was recorded in write down and losses on assets.

NOTE 10 -- DEPOSITS

    The aggregate amount of time deposits of $100,000 or more at December 31, 2003 and 2002 were $294.9 million and $325.8 million, respectively. These amounts include brokered time deposits of $85.9 million, or 6.5% of total deposits at December 31, 2003, and $71.9 million, or 5.7% of total deposits at December 31, 2002.

    At December 31, 2003, the scheduled maturities of time deposits are as follows:

                                         (DOLLARS IN THOUSANDS)
                            2004.........   $     609,179
                            2005.........         143,553
                            2006.........          53,391
                            2007.........          48,518
                            2008.........          15,781
                            Thereafter...          56,977
                                            -------------
                            Total........   $     927,399
                                            =============

NOTE 11 -- SHORT-TERM BORROWINGS

    Borrowings with original maturities of one year or less are classified as short-term. Federal funds purchased generally represent one-day borrowings. Securities sold under repurchase agreements represent borrowings maturing within one year that are collateralized by US Treasury and Government Agency Securities. The fair value of securities sold under repurchase agreements was approximately $3.6 million and $38.2 million at December 31, 2003 and 2002, respectively. Hillside's factoring subsidiary, Commercial Finance, has a $12.0 million revolving line of credit to support its operating needs and as of December 31, 2003, the outstanding balance on this line was $7.3 million. This line was terminated in 2004 (unaudited) upon sale of Commercial Finance.

    In December 2003, Hillside, through one of its nonbanking subsidiaries, acquired title to a commercial office building that was being converted into residential condominiums. The asset was acquired through a Deed in Lieu of Foreclosure Settlement Agreement


                                     23

("DIL Agreement") from a borrower who was in default on its obligation. The asset acquired is included in "foreclosed properties" and had a balance of $25.2 million at December 31, 2003. Pursuant to the DIL Agreement, Hillside acquired the property subject to the first lien held by an unaffiliated financial institution (Lender) and assumed the borrower's financial obligation relating to that first lien. The assumed financial obligation is reported as an outstanding non-recourse mortgage payable and had a balance of $26.7 million at December 31, 2003. Under the terms of the assumption, Hillside's liability to the Lender for payment of the assumed obligation was limited to monies received through the liquidation of the acquired collateral. The amended mortgage note payable bears an interest rate of 10% and a maturity date of October 1, 2004, unless there is a default under the DIL Agreement. The mortgage note was secured by the acquired property and any related leases and rents. In the second quarter of 2004 (unaudited), Hillside transferred its interest in the acquired property to the Lender in return for the forgiveness of the assumed mortgage note. The transfer of interest in the acquired property to the Lender in return for the forgiveness of the assumed mortgage note resulted in no gain or loss.

    The following is a summary of short-term borrowings.

                                                    AT PERIOD END                        FOR THE YEAR
                                               ------------------------      --------------------------------------
                                                                                                         HIGHEST
                                                             WEIGHTED-         DAILY      WEIGHTED-    BALANCES AT
                                                              AVERAGE         AVERAGE      AVERAGE        MONTH
                                                 BALANCE       RATE           BALANCES       RATE          END
                                               ------------  ----------      -----------  -----------  ------------
                                                                     (DOLLARS IN THOUSANDS)
SEPTEMBER 30, 2004 (UNAUDITED)
Federal funds purchased and securities sold
  under repurchase agreements..............     $    6,054        1.32 %     $        -            - %  $        -
Treasury, tax and loan note................          1,583        1.51                -            -             -
                                               ------------  ----------      -----------  -----------
       Total short-term borrowings.........     $    7,637        1.36 %              -            -             -

DECEMBER 31, 2003
Federal funds purchased and securities sold
  under repurchase agreements...............    $   12,084        1.39 %     $  125,964         1.25 %  $  185,409
Federal Home Loan Bank notes................             -           -              529         3.40         5,000
Revolving lines of credit...................         7,252        4.00            6,489         4.15         9,510
Treasury, tax and loan note.................         3,596        0.73            1,224         0.74         7,404
Mortgage note payable.......................        26,687       10.00               73        10.00        26,687
                                               ------------  ----------      -----------  -----------
       Total short-term borrowings..........    $   49,619        6.36 %     $  134,279         1.40 %
DECEMBER 31, 2002
Federal funds purchased and securities
  sold under repurchase agreements..........    $  209,628        1.29 %     $  174,307         1.78 %  $  209,628
Federal Home Loan Bank notes................        10,500        3.89           10,462         4.39        33,200
Revolving lines of credit...................         4,311        4.25            1,150         5.48         4,530
Treasury tax and loan note..................           428        0.99              453         0.88           438
                                               ------------  ----------      -----------  -----------
       Total short-term borrowings..........    $  224,867        1.47 %     $  186,372         1.95 %

    At December 31, 2003, CIB Bank was not in compliance with debt covenants of certain financial standby letters of credit it participated in with other banks. CIB Bank pledged securities to collateralize its obligation for these participated standby letters of credit. The total value of securities pledged to other parties related to these participated standby letters of credit was $20.0 million at December 31, 2003. These certain standby letters of credit were funded prior to September 30, 2004 (unaudited).


                                     24

NOTE 12 -- LONG-TERM BORROWINGS


FHLB

    The following table presents information regarding amounts payable to the Federal Home Loan Bank of Chicago. All of the FHLB borrowings shown in the following table are fixed rate borrowings.

                                       (UNAUDITED)
                                   SEPTEMBER 30, 2004    DECEMBER 31, 2003      DECEMBER 31, 2002                      CALLABLE
                                  -------------------   --------------------   ---------------------                  QUARTERLY
                                    BALANCE    RATE       BALANCE     RATE       BALANCE      RATE      SCHEDULED       @ PAR
                                  ---------- --------   ----------- --------   -----------   -------     MATURITY       AFTER
                                                            (DOLLARS IN THOUSANDS)                     -----------  -------------
                                   $  2,500     4.95      $  2,500     4.95       $  2,500     4.95      1/16/08       1/16/01
                                     24,146     7.07        23,997     7.07         23,810     7.07      6/30/08         N/A
                                  ---------- --------   ----------- --------   ------------  -------
                                   $ 26,646     6.87 %    $ 26,497     6.87 %     $ 26,310     6.87 %
                                             ========               ========                 =======
    Hedged fair value adjustment:     3,362                  4,029                   5,081
                                  ----------            -----------            ------------
                    Total          $ 30,008               $ 30,526                $ 31,391
                                  ==========            ===========            ============

    Hillside is required to maintain qualifying collateral as security for both the short-term and long-term FHLB notes. The debt to collateral ratio is dependent upon the type of collateral pledged. As of December 31, 2003 and 2002, this collateral consisted of securities with a fair market value of $36.4 million and $46.3 million, respectively.

    On February 25, 2000, Hillside assumed a $25.0 million Federal Home Loan Bank of Chicago advance due June 30, 2008, with a net cost, including premium, of 7.07%. The premium amount of $1.7 million is being amortized to interest expense over the life of the borrowing. The unamortized balance related to this premium was $1.0 million and $1.2 million as of December 31, 2003 and 2002, respectively. Simultaneously with this advance, Hillside entered into an interest rate swap with the Federal Home Loan Bank of Chicago with a $25.0 million notional value and maturing on June 30, 2008, whereby Hillside pays a variable rate of interest at the 1-month LIBOR rate and earns a fixed rate of interest at 7.08% in order to hedge the interest rate risk on the related debt. As of December 31, 2003 and 2002, the fair value of the swap was approximately $4.0 million and $5.1 million, respectively. The net cash received from the hedging relationship for the nine months ended September 30, 2004 and for the years ended December 31, 2003 and 2002 was approximately $1.1 million (unaudited), $1.5 million and $1.3 million, respectively. Hillside's management believes the swap transaction will reduce interest rate risk by converting the fixed rate on the advance to a variable rate similar to the loans funded with the proceeds of these borrowings.


                                     25

NOTE 13 -- OTHER LIABILITIES

    The following table summarizes the composition of Hillside's other liabilities.

                                                             (UNAUDITED)
                                                            SEPTEMBER 30,             DECEMBER 31,
                                                         -------------------  --------------------------
                                                                2004             2003          2002
                                                         -------------------  ------------  ------------
                                                                     (DOLLARS IN THOUSANDS)
       Accounts payable....................................      $  3,405       $  3,419       $ 2,688
       Accrued compensation and employee benefits..........           501            637           507
       Accrued audit and legal fees........................         1,609            769           107
       Accrued real estate taxes...........................           745          2,500           650
       Accrual for unfunded commitments
          and standby letters of credit losses.............         3,347         15,747         1,000
       Accrued other.......................................           384            710           126
       Deferred income tax payable.........................             -              -         1,080
       Other...............................................           133            133           351
                                                           -----------------  ------------  ------------
                                                                 $ 10,124       $ 23,915       $ 6,509
                                                           =================  ============  ============

    Changes in the accrual for unfunded loan commitments and standby letters of credit losses were as follows:

                                                               (UNAUDITED)
                                                     FOR THE PERIOD ENDED SEPTEMBER 30,  FOR THE YEARS ENDED DECEMBER 31,
                                                     ----------------------------------  --------------------------------
                                                           2004             2003              2003            2002
                                                     ---------------  -----------------  -------------- -----------------
                                                                         (DOLLARS IN THOUSANDS)
      Balance at beginning of period.................$       15,747   $        1,000     $       1,000  $             -
      Charge-offs....................................       (10,500)               -                 -                -
      Provision for losses
       on unfunded loan commitments and standby
         letters of credit...........................        (1,900)          14,747            14,747            1,000
                                                     ---------------  -----------------  -------------- -----------------
      Balance at end of period.......................$        3,347   $       15,747     $      15,747  $         1,000
                                                     ===============  =================  ============== =================

NOTE 14 -- STOCKHOLDERS' EQUITY

    CIB Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Pursuant to federal holding company and bank regulations, the bank is assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated in accordance with specific instructions included in the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the bank subsidiaries must meet specific capital guidelines that involve quantitative measures of the bank's assets and certain off-balance sheet items as calculated under regulatory accounting practices. The banks' capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. To be categorized as well-capitalized, the bank must maintain total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios of 10.0%, 6.0% and 5.0%, respectively.

    There are five capital categories defined in the regulations: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in certain mandatory and possible additional discretionary actions by regulators that could have a direct material effect on the consolidated financial statements.

    At September 30, 2004 (unaudited) and December 31, 2003, CIB Bank was significantly undercapitalized under the regulatory framework for prompt corrective action and for capital adequacy purposes. In August 2004, the FDIC accepted the bank's capital restoration plan which was submitted to the FDIC pursuant to prompt corrective action requirements as a result of the bank being classified as significantly undercapitalized. In connection with such plan, Hillside executed and delivered to the FDIC a Capital Maintenance Commitment and Guaranty which provided assurance in the form of a financial commitment that CIB Bank would comply with the plan until the bank has been adequately capitalized on average during each of four consecutive quarters and, in the event the bank fails to so comply, to pay to the bank the lesser of five percent of the bank's total assets at the time the bank was undercapitalized, or the amount which is necessary to bring the bank into compliance with all capital standard applicable to the bank at the time it failed to comply. Upon the sale of Hillside and the subsequent merger of the bank into First Banks, the guaranty expired.

                                     26

    On January 30, 2003, CIB Bank entered into a Memorandum of Understanding (the "Memorandum") with the Division of Banks and Real Estate of the Illinois Department of Financial and Professional Regulation (the "DBRE") and the FDIC (together the "Regulators"). The Memorandum was entered into as a result of a deterioration in the credit quality of the loan portfolio, the level of concentrations of credit, and weaknesses in the credit administration process identified during the DBRE's regular examination of the bank, which commenced on September 23, 2002.

    Pursuant to the Memorandum, the bank agreed to take certain actions to correct the deficiencies noted within the examination report. In addition, during the period in which the Memorandum is in effect, the bank agreed to maintain a Tier 1 leverage capital level equal to or exceeding 8% of the bank's total assets. In the event such ratio is less than 8% as of June 30 or December 31 of each calendar year the Memorandum is in effect, the bank is required within 30 days thereof to submit to the Regulators a plan for the augmentation of the bank's capital accounts. Also, unless prior written consent is received from the Regulators, the bank agreed to restrict its loan growth to no more than 2% during any consecutive three-month period and suspend the declaration or payment of dividends without regulatory approval.

    In the second quarter of 2004 (unaudited), the bank consented to the issuance of a Cease and Desist Order ("Order") with banking regulatory authorities. Upon entering into the Order, the Memorandum was terminated. The Agreement imposes certain restrictions and reporting requirements on the bank and requires various actions to be taken. These restrictions are in force during the life of the Order. These items include among others:

    o   Limitations on asset and loan growth,
    o   Adoption of a comprehensive plan to improve earnings,
    o Development of a plan to reduce concentration of credit and loan relationships classified as substandard or doubtful,
    o   Development of a system to correct loan administrative deficiencies,
    o Development of a plan to correct and prevent violations of banking laws and regulations related to affiliate transactions,
    o   Restrictions on dividend payment, and
    o Maintenance of a Tier 1 leverage capital level equal to or exceeding 8% of the bank's total assets. In the event such ratio is less than 8% at any calendar quarter end, the bank is required within 90 days to increase its capital ratio to not less than 8%, calculated as of the end of that preceding quarterly period. Failure to comply could have a material, adverse effect. As of September 30, 2004 (unaudited) and December 31, 2003, the bank's Tier 1 leverage capital was 3.82% and 3.26%, respectively.

    The actual and required capital amounts and ratios for CIB Bank is presented in the table below.

                                                                                                     TO BE WELL-CAPITALIZED
                                                                                    FOR CAPITAL          UNDER PROMPT
                                                            ACTUAL               ADEQUACY PURPOSES   CORRECTIVE PROVISIONS
                                                       ----------------         -------------------  ---------------------
                                                        AMOUNT    RATIO          AMOUNT       RATIO     AMOUNT     RATIO
                                                       --------  ------         --------     ------  ----------   --------
                                                                            (DOLLARS IN THOUSANDS)
      SEPTEMBER 30, 2004 (UNAUDITED)
      Total Capital to Risk Weighted Assets            $ 64,390   7.46%         $ 69,031      8.00%   $  86,289    10.00%
      Tier 1 Capital to Risk Weighted Assets             53,225   6.17            34,516      4.00       51,773     6.00
      Tier 1 Leverage to Average Assets                  53,225   4.18            50,905      4.00       63,631     5.00

      DECEMBER 31, 2003
      Total Capital to Risk Weighted Assets            $ 71,548   5.31%         $107,789      8.00%   $ 134,737    10.00%
      Tier 1 Capital to Risk Weighted Assets             54,034   4.01            53,895      4.00       80,842     6.00
      Tier 1 Leverage to Average Assets                  54,034   3.56            60,713      4.00       75,892     5.00

      DECEMBER 31, 2002
      Total Capital to Risk Weighted Assets            $161,564  10.02%         $129,043      8.00%   $ 161,303    10.00%
      Tier 1 Capital to Risk Weighted Assets            141,264   8.76            64,521      4.00       96,782     6.00
      Tier 1 Leverage to Average Assets                 141,264   8.71            64,860      4.00       81,075     5.00


                                     27

NOTE 15 - OTHER EXPENSE

    Other expense consisted of the following:

                                                                (UNAUDITED)
                                                     NINE MONTHS ENDED SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                     -------------------------------  --------------------------------------------
                                                          2004            2003             2003            2002          2001
                                                     --------------- ---------------- ---------------  ------------- -------------
                                                                                (DOLLARS IN THOUSANDS)
   Processing charges from affiliates................$        1,432  $         1,749  $        2,379   $      2,737  $      1,993
   Correspondent bank charges........................           112              150             196            165           121
   Advertising/Marketing.............................           225              322             406            439           288
   Amortization of goodwill and other intangibles....           197              373             492            476         1,233
   Communications....................................           345              426             546            529           448
   Supplies and printing.............................            93              118             164            128           122
   Shipping and handling.............................           220              228             304            244           255
   Collection expense................................         1,619            1,285           2,647            661            30
   FDIC and state assessment.........................         2,929              281             381            317           280
   Recording and filing fees.........................           153              134             167            150            89
   Foreclosed property...............................           955                9             797             33            15
   Other expense.....................................         1,068              690           1,019            750           689
                                                     --------------- ---------------- ---------------  ------------- -------------
       TOTAL OTHER EXPENSE...........................$        9,348  $         5,765  $        9,498   $      6,629  $      5,563
                                                     =============== ================ ===============  ============= =============


NOTE 16 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    Hillside is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. Hillside has entered into commitments to extend credit, which involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets.

    Standby letters of credit are conditional commitments that Hillside issues to guarantee the performance of a customer to a third-party. Fees received to issue standby letters of credit are deferred and recognized as noninterest income over the term of the commitment. The guarantees frequently support public and private borrowing arrangements, including commercial paper issuances, bond financings, and other similar transactions. Hillside issues commercial letters of credit on behalf of customers to ensure payments or collection in connection with trade transactions. In the event of a customer's nonperformance, Hillside's credit loss exposure is the same as in any extension of credit, up to the letter's contractual amount. Management assesses the borrower's financial condition to determine the necessary collateral, which may include marketable securities, real estate, accounts receivable and inventory. Since the conditions requiring Hillside to fund letters of credit may not occur, Hillside expects its future cash requirements to be less than the total outstanding commitments. The maximum potential future payments guaranteed by Hillside under standby letter of credit arrangements at December 31, 2003 is approximately $70.8 million. At December 31, 2003, Hillside had accrued a liability of $15.7 million for probable losses related to standby letters of credit. The standby letters of credit for which reserves were established were participated to unaffiliated banks. Hillside has not defaulted on any payment obligations with the other banks.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Hillside evaluates each customer's creditworthiness and determines the amount of the collateral necessary based on management's credit evaluation of the counterparty. Collateral held varies, but may include marketable securities, accounts receivable, inventories, property and equipment, and real estate.

    The derivative financial instruments with which Hillside is involved are utilized for purposes of asset/liability management to modify the existing market risk characteristics of certain hedged assets and liabilities and are predominately comprised of interest rate swaps. An interest rate swap agreement involves the exchange of fixed and floating rate interest payment obligations based on the underlying notional principal amounts. The amounts subject to market and credit risks are the streams of interest payments under the agreements and not the notional principal amounts, which are used only to express the volume of the transactions. Hillside's credit risk on a swap agreement is limited to nonperformance of the counterparty's obligations under the terms of the swap agreement. Hillside deals exclusively with counterparties that have high

                                     28

credit ratings, and based on management's assessments, all counterparties were expected to meet any outstanding obligations as of December 31, 2003.

    Hillside had $45.0 million (unaudited) notional value of receive fixed/pay floating interest rate swaps outstanding as of September 30, 2004. These interest rate swaps are used to hedge the fair value of various deposits and borrowings, including $25 million notional to hedge borrowings and $20 million notional to hedge fixed rate callable certificates of deposit. The interest rate swaps effectively convert the fixed rate payments on the liabilities to a floating rate and hedge their fair value from changes in interest rates. The fair values of these interest rate swaps at September 30, 2004 was $3.0 million (unaudited.)

    Hillside had $65.0 million notional value of interest rate swaps outstanding as of December 31, 2003, of which $55.0 million of these interest rate swaps are received fixed/pay floating interest rate swaps used to hedge the fair market value of various deposits and borrowings, including $25 million notional to hedge borrowings and $30 million notional to hedge fixed rate callable certificates of deposit. $10 million are classified in the trading account and are comprised of two $5 million offsetting positions in callable swaps. The interest rate swaps accounted for as hedges are floating pay-fixed receive instruments and, as such, effectively convert the fixed rate payments on the financial instruments to a floating rate and hedge their fair value from changes in interest rates. Each hedge is matched with the financial instrument as to final maturity, interest payment dates and call features. These swaps are accounted for as Fair Value Hedges under SFAS 133. Market value changes during the period of the interest rate swaps and the hedged liabilities are reflected in noninterest income in the statements of operations.

    The following table summarizes the notional amount of off-balance sheet financial instruments with credit risk.

                                                               (UNAUDITED)
                                                              SEPTEMBER 30,            DECEMBER 31,
                                                           ------------------  ----------------------------
                                                                  2004              2003           2002
                                                           ------------------  -------------  -------------
                                                                         (DOLLARS IN THOUSANDS)
            Commitments to extend credit...................     $   62,157     $   149,542        $236,793
            Standby letters of credit......................         22,139          70,796          80,898
            Interest rate swaps............................         45,000          65,000          95,000

    For additional information related to interest rate swaps, see Note 12 -- Long-term Borrowings.

NOTE 17 -- COMMITMENTS AND CONTINGENCIES

    In the ordinary course of business, Hillside has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. Hillside is not currently involved in any material pending legal proceedings other than litigation of a routine nature which is being defended and handled in the ordinary course of business except as follows:

     In August 2003, a shareholder of CIB Marine and a borrower of CIB Bank, commenced an action in the Circuit Court of Cook County, Illinois, Chancery Division, against CIB Marine, Central Illinois Bank, CIB Bank and two of their now former directors and/or officers for damages arising out of an alleged breach of fiduciary duty and fraudulent misrepresentations relative to the financial condition of Canron and its principal shareholder by defendants to induce the plaintiff to borrow money from CIB Bank and make a $0.5 million investment in Canron. The original complaint was dismissed for failure to state a claim and two subsequent amended complaints were dismissed in whole or part, with the fraudulent misrepresentation claim being the only remaining claim. Plaintiff has filed a third amended complaint reasserting an additional claim for shareholders remedies arising out of alleged improper lending practices. Defendants have filed a motion to dismiss the shareholder remedies claim. Plaintiff seeks an unspecified amount of compensatory and punitive damages, requests an order requiring CIB Marine and the banks to repurchase his CIB Marine shares of stock at fair value, and other forms of relief. While the outcome of these claims cannot be determined at this time, CIB Bank intends to vigorously defend this action.

    In November 2004, CIB Bank commenced an action in the Circuit Court of Cook County, Illinois County Department, Law Division, against a borrower and certain guarantors for damages arising out of the defendants' default of certain loan obligations. CIB Bank claims damages of approximately $2.9 million. In December 2004, the defendants filed a counterclaim against CIB Bank, CIB Marine, and certain of its current and former directors and/or officers for damages arising out of alleged misrepresentations relative to defendants' purchase of CIB Marine stock from one of CIB Marine's largest borrowers at the time, and breach of fiduciary duties. Defendants seek compensatory damages in excess of $0.5 million and punitive damages of $2.0 million on the misrepresentation

                                     29

claim, and compensatory damages of $2.5 million and punitive damages of $5.0 million on the breach of fiduciary duties claim. While the ultimate outcome of this action cannot be determined at this time, CIB Bank intends to vigorously defend this action.

    On or about June 21, 2004, the former President and Chief Executive Officer of CIB Bank made a demand against CIB Marine and certain of its subsidiaries and affiliates including, among others, CIB Bank, arising out of his purported unlawful termination of employment on March 2, 2004. The claimant, who was also a director of CIB Marine and CIB Bank, offered to settle his claim for $1.0 million. CIB Marine and CIB Bank deny the claim. The claimant has not filed the threatened lawsuit. In the event the claimant files the threatened action, CIB Bank intends to vigorously defend the claim. The outcome of any such litigation, if filed, cannot be determined at this time.

    In connection with the marketing efforts to sell real estate owned by Canron in Ontario, Canada, Canron retained an environmental consultant to further investigate pre-existing groundwater contamination and other potential contaminates located on the property. The consultant has confirmed a previous evaluation obtained by Canron that from a risk assessment perspective, the contaminations do not materially impact the intended use of the property and would not require any material remediation. Canron does not expect these issues to adversely affect the sale of the property and does not, based on Canadian law, expect to incur any material remediation costs associated with these environmental issues. In November 2004, in conjunction with the sale of Hillside, Canron was sold to Hillside's parent, CIB Marine.

NOTE 18 -- OTHER BENEFIT PLANS

    Hillside participates in the defined contribution 401(k) deferred compensation plan of its parent, CIB Marine. All employees of Hillside who have attained age 18 are eligible to participate in the plan. Employees enter the plan on the first entrance date after their start date. Entrance dates are January 1 and July 1 of each year. The Plan permits participants to make voluntary tax deferred contributions of up to the maximum permitted by law. Participants over the age of 50 are allowed to make a stated amount of additional contributions on a tax deferred basis as permitted by law. Through December 31, 2002, Hillside had not matched employee contributions. During 2003 Hillside matched employee contributions up to 1% of compensation and the total expense was $46 thousand. The administrative costs to maintain the plan are paid by the plan. In the first quarter of 2004 (unaudited), Hillside suspended the matching contribution.

    CIB Marine has an employee stock ownership plan for the benefit of employees, including Hillside employees, who attain a certain number of hours worked and length of service. At December 31, 2003, the plan held 205,047 shares of common stock, all of which have been allocated to participants. Hillside made contributions of $0.1 million in each of the years 2003, 2002, and 2001. Contributions are discretionary and are determined annually by the Board of Directors. The administrative costs to maintain the plan are paid by the plan. In the first quarter of 2004 (unaudited), Hillside suspended contributions.

NOTE 19 -- INCOME TAXES

    Hillside and its subsidiaries are included in the consolidated U.S. Federal and state income tax returns of its parent. Hillside is party to a tax sharing agreement with its parent and essentially provides for income taxes as if it filed its own separate income tax returns. Any tax liabilities on that basis are paid to Hillside's parent. Any refunds due on that basis are received from Hillside's parent. The provision for income taxes (benefits) on income (loss) from continuing operations is as follows:

                                               FOR THE YEARS ENDED DECEMBER 31,
                                              ---------------------------------
                                                 2003       2002        2001
                                              ---------- ----------- ----------
                                                   (DOLLARS IN THOUSANDS)
                   Current tax provision:
                     Federal...............   $ (10,655) $   11,150  $    (422)
                     State.................          --      (1,429)      (145)
                     Foreign...............          --          --         --
                   Deferred (benefit)......        (413)     (4,685)     9,702
                   Foreign deferred........          --          --         --
                                              ---------- ----------- ----------
                                              $ (11,068) $    5,036  $   9,135
                                              ========== =========== ==========

    Hillside's actual income tax rates related to continuing operations of 10.6%, 33.9% and 33.6% for the years ended December 31, 2003, 2002 and 2001, respectively, differ from the expected income tax rate of 35% in 2002 and 34% in 2001 primarily due to tax exempt interest income offset to a smaller extent by state income taxes. In 2003, the actual benefit rate is lower than the expected

                                     30

income tax rate of 34% due to net operating loss carryforwards, the benefits of which are offset by a valuation allowance provided in 2003.

    The actual income tax rate related to discontinued operations of (26.9%) and (16.0%) for the years ended December 31, 2003 and 2002, respectively, differs from the expected income tax rate of 34% and 35%, respectively, due to adjustments in the valuation allowance, foreign tax credits, foreign tax rates and state and provincial tax rates. There were no discontinued operations in 2001.

    The components of deferred tax assets and liabilities from continuing operations are as follows:

                                                               DECEMBER 31,
                                                       --------------------------
                                                           2003          2002
                                                       ------------- ------------
                                                        (DOLLARS IN THOUSANDS)

                     Deferred tax assets..............    $  34,782    $  11,567
                     Valuation allowance..............      (25,155)          --
                     Deferred tax liabilities.........       (9,627)     (12,647)
                                                       ------------- ------------
                                                          $      --    $  (1,080)
                                                       ============= ============

    Net deferred tax assets (liabilities) are classified in the consolidated balance sheets as other assets (liabilities). The changes in the net deferred tax asset (liability) from year to year primarily comprises the deferred tax expense (benefit) on income (loss) from continuing operations and the deferred tax expense (benefit) included in other comprehensive income.

    There were U.S. Federal and state net operating loss carryforwards
(NOLs) attributable to Hillside at December 31, 2003 of approximately $44.5 million. $13.4 million of the U.S. Federal NOLs are related to Canron and are subject to annual limitations under IRC Section 382. The NOLs expire in varying amounts between 2007 and 2023. The amounts of NOLs and their future utilization disclosed herein may not be the same as those which would be available if Hillside were sold or spun off as a separate entity. In addition, Hillside has $2.1 million of capital loss carryforwards of which $1.7 million is attributable to Canron. The capital loss carryforwards expire in 2008.

    Realization of the net deferred tax assets over time is dependent upon the existence of taxable income in carryback periods or Hillside generating sufficient taxable income in future periods. In determining that realization of the deferred tax assets in 2002 was more likely than not, Hillside gave consideration to a number of factors including its recent earnings history, the reversal of temporary differences which will give rise to earnings in future years, tax planning opportunities and its expectations for taxable earnings during the carryforward periods. Due to the magnitude of the loss in 2003 and expectations of a loss in 2004, management reconsidered during 2003 whether it was more likely than not the deferred tax assets would be realized and provided a full valuation allowance against net deferred tax assets.

    Valuation allowances have been established against deferred tax assets where management believes that it is more likely than not that the deferred tax assets will not be realized. A valuation allowance of $3.8 million was created in 2002 related to loss carryforwards in which management believes it is more likely than not the losses will expire unused due to annual limitations under IRC Section 382.

    The net deferred tax asset before valuation allowance of companies held for disposal as of December 31, 2003 and 2002 was $8.2 million and $8.1 million, respectively. Management does not believe that it is more likely than not that these net deferred tax assets will be realized. Therefore, valuation allowances have been set up against these net deferred tax assets in the amount of $8.2 million and $3.8 million for 2003 and 2002, respectively.

    A U.S. deferred tax liability has been provided for in 2003 related to the repatriation of unremitted foreign earnings due to management's decision to liquidate Canron.

                                     31

    Tax related balances due to or from Hillside's parent as of December 31, 2003 and 2002 are as follows:

                                                               DECEMBER 31,
                                                     ---------------------------------
                                                          2003              2002
                                                     ---------------   ---------------
                                                        (DOLLARS IN THOUSANDS)

                          Due to Parent                $        --       $        --
                          Due from Parent                   17,581             3,785
                                                      --------------    --------------
                                                       $    17,581       $     3,785
                                                      ==============    ==============

NOTE 20 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

    The table below summarizes the information required by SFAS No. 107, Disclosures about Fair Value of Financial Instruments (SFAS 107).

                                                                 DECEMBER 31, 2003
                                                             --------------------------
                                                                CARRYING     ESTIMATED
                                                                 AMOUNT     FAIR VALUE
                                                             ------------- ------------
                                                               (DOLLARS IN THOUSANDS)
                  Financial Assets:
                    Cash and cash equivalents.............   $      21,420 $     21,420
                    Securities available for sale.........         264,784      264,784
                    Securities held to maturity...........          17,792       18,817
                    Loans, net............................       1,083,327    1,095,054
                    Accrued interest receivable...........           6,139        6,139
                  Financial Liabilities:
                    Deposit liabilities...................       1,314,413    1,326,646
                    Short term borrowings.................          49,619       49,619
                    Long term borrowings..................          30,526       31,068
                    Accrued interest payable..............           3,367        3,367

                                                                               DECEMBER 31, 2003
                                                                       ---------------------------------
                                                                       CONTRACTUAL
                                                                       OR NOTIONAL  CARRYING  ESTIMATED
                                                                         AMOUNT      AMOUNT   FAIR VALUE
                                                                       ----------- ---------  ----------
                                                                             (DOLLARS IN THOUSANDS)
          Off-Balance Sheet Items:
            Commitments to extend credit.............................  $  149,542  $       -  $       -
            Standby letters of credit................................      70,796    (15,927)   (15,927)
            Interest rate swap agreements............................      65,000      3,380      3,380

    An accrued liability for probable losses on unfunded commitments to extend credit and standby letters of credit totaled $15.7 million at December 31, 2003.

                                                                   DECEMBER 31, 2002
                                                              ---------------------------
                                                                 CARRYING      ESTIMATED
                                                                  AMOUNT      FAIR VALUE
                                                              ------------- -------------
                                                                (DOLLARS IN THOUSANDS)
                  Financial Assets:
                    Cash and cash equivalents...............  $      95,698 $      95,698
                    Securities available for sale...........        216,554       216,554
                    Securities held to maturity.............         30,636        31,667
                    Loans receivable, net...................      1,283,585     1,299,624
                    Accrued interest receivable.............          8,405         8,405
                  Financial Liabilities:
                    Deposit liabilities.....................      1,272,373     1,295,047
                    Short Term Borrowings...................        224,867       224,867
                    Long Term Borrowings....................         31,391        32,145
                    Accrued interest payable................          4,330         4,330


                                     32

                                                                                 DECEMBER 31, 2002
                                                                         ----------------------------------
                                                                          CONTRACTUAL
                                                                          OR NOTIONAL  CARRYING  ESTIMATED
                                                                            AMOUNT      AMOUNT   FAIR VALUE
                                                                          ----------- ---------  ----------
                                                                                (DOLLARS IN THOUSANDS)
          Off-Balance Sheet Items:
            Commitments to extend credit.............................     $  236,793  $       -  $       -
            Standby letters of credit................................         80,898     (1,355)    (1,355)
            Interest rate swap agreements............................         95,000      5,425      5,425

    An accrued liability for probable losses on unfunded commitments to extend credit and standby letters of credit totaled $1.0 million at December 31, 2002.

    Fair value amounts represent estimates of value at a point in time. Significant estimates regarding economic conditions, loss experience, risk characteristics associated with particular financial instruments and other factors were used for the purposes of this disclosure. These estimates are subjective in nature and involve matters of judgment. Therefore, they cannot be determined with precision. Changes in the assumptions could have a material impact on the amounts estimated.

    While these estimated fair value amounts are designed to represent estimates of the amounts at which these instruments could be exchanged in a current transaction between willing parties, it is Hillside's intent to hold most of its financial instruments to maturity. Therefore, it is not probable that the fair values shown will be realized in a current transaction.

    The estimated fair values disclosed do not reflect the value of assets and liabilities that are not considered financial instruments. In addition, the value of long-term relationships with depositors (core deposit intangibles) are not reflected. The value of this item is significant.

    Because of the wide range of valuation techniques and the numerous estimates that must be made, it may be difficult to make reasonable comparisons of Hillside's fair value to that of other financial institutions. It is important that the many uncertainties discussed above be considered when using the estimated fair value disclosures and to realize that because of these uncertainties the aggregate fair value should in no way be construed as representative of the underlying value of Hillside.

    The following describes the methodology and assumptions used to estimate fair value of financial instruments required by SFAS 107.

    CASH AND CASH EQUIVALENTS

    The carrying amount reported in the balance sheet for cash and cash equivalents approximates their fair value. For purposes of this disclosure only, cash equivalents include cash and due from banks, Federal Funds sold and repurchase agreements.

    AVAILABLE FOR SALE AND HELD TO MATURITY SECURITIES

    The estimated fair values of securities by type are provided in Note 4 to the consolidated financial statements. These are based on quoted market prices, when available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities or carrying values.

    LOANS RECEIVABLE

    For loans that reprice frequently, the carrying value approximates fair value. The fair values of all other loans receivable were estimated by discounting the expected future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings and maturities. The carrying value and the fair value of loans receivable is net of the allowance for loan losses.

    ACCRUED INTEREST RECEIVABLE

    The carrying amounts of accrued interest approximate their fair value.


                                     33

    DEPOSIT LIABILITIES

    The carrying value of deposits with no stated maturity approximates their fair value as they are payable on demand. The estimated fair value of fixed time deposits is based on discounted cash flow analyses. The discount rates used in these analyses are based on market rates of alternative funding sources currently available for similar remaining maturities.

    SHORT-TERM BORROWINGS

    The carrying value of short-term borrowings payable within 3 months or less approximates their fair value. The estimated fair value of borrowed funds with a maturity greater than 3 months is based on quoted market prices, when available. Debt for which quoted prices were not available was valued using cash flows discounted at a current market rate for similar types of debt. For purposes of this disclosure, short-term borrowings are those borrowings with stated final maturities of less than or equal to one year, including securities sold under agreements to repurchase, US Treasury Tax and loan notes, lines of credit, commercial paper and other similar borrowings.

    LONG-TERM BORROWINGS

    The carrying value of long-term borrowings payable within 3 months or less approximates their fair value. The estimated fair value of borrowed funds with a maturity greater than 3 months is based on quoted market prices, when available. Debt for which quoted prices were not available was valued using cash flows discounted at a current market rate for similar types of debt. For purposes of this disclosure, long-term borrowings are those borrowings with stated final maturity of more than one year, including Federal Home Loan Bank advances with stated final maturity of more than one year.

    ACCRUED INTEREST PAYABLE

    The carrying amounts of accrued interest approximate their fair values.

    OFF-BALANCE SHEET INSTRUMENTS

    The fair value of interest rate swaps is based upon quoted market prices, when available. If a quoted market price is not available, fair value is estimated based on the net of the discounted cash flows of the fixed leg and the floating leg of the swap using as a discount rate currently existing rates available for swaps of comparable remaining term, notional value, index and counterparty credit risk.

    The fair value of commercial letters of credit and unused and open-ended lines of credit have been estimated based on the equivalent fees charged, net of expenses, that are or would be charged for comparable transactions and estimated probable credit losses. The carrying value of standby letters of credit represents the unearned fees charged for those commitments and the accrual for probable credit losses.



                                     34

NOTE 21 -- PARENT COMPANY FINANCIAL STATEMENTS
           HILLSIDE INVESTORS, LTD.

    The condensed financial statements of the parent company only, Hillside, are presented as follows:

                          CONDENSED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2003          2002
                                                              ------------- -------------
                                                                (DOLLARS IN THOUSANDS)
     ASSETS
     Cash and due from banks..................................$         1   $         2
     Investments in subsidiaries..............................     56,488       155,058
                                                              ------------- -------------
          Total Assets........................................$    56,489   $   155,060
                                                              ============= =============

     LIABILITIES
          Total Liabilities...................................$         -   $         -

     STOCKHOLDER'S EQUITY
     Common stock, no par value; Authorized 200,000
       shares; 103,100 shares issued and outstanding..........          -             -
     Capital surplus..........................................    103,139       103,139
     Retained earnings (deficit)..............................    (46,099)       50,997
     Accumulated other comprehensive income (loss), net.......       (551)          924
                                                              ------------- -------------
          Total Stockholder's Equity..........................     56,489       155,060
                                                              ------------- -------------
          Total Liabilities and Stockholder's Equity..........$    56,489   $   155,060
                                                              ============= =============

                     CONDENSED STATEMENTS OF OPERATIONS

                                                   YEARS ENDED DECEMBER 31,
                                        -----------------------------------------------
                                            2003             2002            2001
                                        --------------  --------------- ---------------
                                                    (DOLLARS IN THOUSANDS)
INTEREST AND DIVIDEND INCOME
Dividends from subsidiaries............  $          -    $       1,100   $         807
                                        --------------  --------------- ---------------
  Total interest and dividend income...             -            1,100             807
                                        --------------  --------------- ---------------
     Total interest expense............             -                -               -
                                        --------------  --------------- ---------------
         Net interest income (expense)              -            1,100             807
Provision for credit losses............             -                -               -
                                        --------------  --------------- ---------------
    Net interest income (loss) after
      provision for credit losses......             -            1,100             807
                                        --------------  --------------- ---------------
NONINTEREST INCOME
Equity in undistributed earnings
     of subsidiaries...................       (97,096)           7,827          17,240
                                        --------------  --------------- ---------------
       Total noninterest income (loss).       (97,096)           7,827          17,240
                                        --------------  --------------- ---------------
NONINTEREST EXPENSE
      Total noninterest expense.........            -                -               -
                                        --------------  --------------- ---------------
Income (loss) before income taxes.......      (97,096)           8,927          18,047
                                        --------------  --------------- ---------------
Income tax expense (benefit)............            -                -               -
                                        --------------  --------------- ---------------
      NET INCOME (LOSS)................. $    (97,096)   $       8,927   $      18,047
                                        ==============  =============== ===============


                                     35

                      CONDENSED STATEMENT OF CASH FLOWS

                                                                               YEARS ENDED DECEMBER 31,
                                                                    -----------------------------------------------
                                                                        2003             2002             2001
                                                                     ----------       ----------       ---------
                                                                                (DOLLARS IN THOUSANDS)
    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss).............................................   $ (97,096)       $   8,927        $ 18,047
    Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
      Equity in undistributed loss (earnings) of subsidiaries.....      97,096           (7,827)        (17,240)
      Decrease (increase) in interest receivable and other assets.          (1)          (1,100)           (807)
      Increase (decrease) in interest payable and other liabilities         --               --               1
                                                                     ----------       ----------       ---------
           Net cash provided by (used in) operating activities....          (1)              --               1
                                                                     ----------       ----------       ---------
    CASH FLOWS FROM INVESTING ACTIVITIES:
         Capital injection from parent company....................          --            9,700           7,500
         Net increase in investment in subsidiaries...............          --           (9,700)         (7,500)
         Dividends received from subsidiaries ....................          --            1,100             807
         Dividends paid to parent company.........................          --           (1,100)           (807)
                                                                     ----------       ----------       ---------
           Net cash used in investing activities..................          --               --              --
                                                                     ----------       ----------       ---------
    CASH FLOWS FROM FINANCING ACTIVITIES:
           Net cash provided by (used in) financing activities....          --               --              --
                                                                     ----------       ----------       ---------
    Net (decrease) increase in cash and cash equivalents..........          (1)              --               1
    Cash and cash equivalents, beginning of year..................           2                2               1
                                                                     ----------       ----------       ---------
    Cash and cash equivalents, end of year........................   $       1        $       2        $      2
                                                                     ==========       ==========       =========


NOTE 22 - RELATED PARTY TRANSACTIONS

    Hillside has a loan to a non-bank affiliate. The balance of this loan was $6.7 million and $14.0 million at December 31, 2003 and 2002, respectively, and is included in net loans. The loan was paid in full in July 2004.

    Hillside engages in federal funds transactions with other banking affiliates. At December 31, 2003 and 2002, Hillside had $0.4 million and $0.2 million, respectively, in federal funds sold to affiliates and $2.5 million and $4.6 million, respectively, of federal funds purchased from affiliates. Net interest income on these transactions during 2003 and 2002 was $0.2 million each year, and is included in net interest income.

    Included in noninterest income is $0.2 million for each of the years 2003 and 2002, and $0.1 million in 2001 for processing fees Hillside charged to affiliates. Included in noninterest expense are amounts paid to affiliates, net of rent received, for data processing and professional fees of $6.2 million, $5.6 million and $4.7 million, respectively, for 2003, 2002 and 2001.

    During the normal course of business, Hillside participates in loans with banking affiliates. At December 31, 2003 and December 31, 2002, Hillside had $65.1 million and $74.7 million, respectively, included in loans and loan participations purchased from affiliates; and $72.5 million and $117.4 million, respectively, in participations sold to affiliates.

    At December 31, 2003, CIB Marine had a $28.0 million revolving line of credit with a non-affiliated commercial bank. This line of credit was secured by the common stock of certain of its subsidiaries, including Hillside and CIB Bank. In the fourth quarter of 2004, CIB Marine paid off this loan from the proceeds of the sale of Hillside and the stock of Hillside and CIB Bank were released and delivered to the buyer.

NOTE 23 - SUBSEQUENT EVENTS (UNAUDITED)

SALE OF HILLSIDE, CANRON AND MICR

       On November 30, 2004, CIB Marine sold all of the common stock of Hillside and its wholly-owned subsidiary CIB Bank to First Banks, Inc. ("First Banks") of St. Louis, Missouri for $67.4 million in cash, of which $5.4 million was used by CIB Marine to repay a short-term loan from First Banks. The purpose of the loan was to fund the purchase of certain assets, including Canron, MICR and the loans and related claims against the borrowers in a Chicago condominium development loan, by CIB Marine in November 2004 from

                                     36

CIB Bank pursuant to the terms of the stock purchase agreement. Canron and MICR were sold to CIB Marine at their net book values of $1.2 million and $4.2 million, respectively, which approximated fair market value.

     On November 30, 2004, Hillside was merged with and into a wholly-owned subsidiary of First Banks and on December 1, 2004, CIB Bank was merged into First Bank, a wholly-owned subsidiary of First Banks.

LOANS

    Subsequent to September 30, 2004, balances of loans charged off in excess of previous specific allocations of the allowance for loan losses to those loans totaled $7.7 million on three loans. In addition, one loan with a balance of $19.5 million was placed on nonaccrual subsequent to September 30, 2004.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    In December 2004, all outstanding interest rate swaps were terminated. The net amount received as a result of terminating the interest rate swaps was $0.5 million. The termination resulted in no gain or loss as a result of purchase accounting adjustments recorded in conjunction with the sale of Hillside on November 30, 2004.

LONG-TERM BORROWINGS

    In December 2004, the $25.0 million advance with the FHLB was re-paid. The cost associated with prepaying this advance was $3.0 million. The repayment resulted in no gain or loss as a result of purchase accounting adjustments recorded in conjunction with the sale of Hillside on November 30, 2004.







                                     37